UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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REVA Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2015

Dear Stockholders:

We cordially invite you to attend our Annual General Meeting of Stockholders, also referred to as the “AGM” or the “Annual Meeting.” The meeting will be held Thursday, 28 May 2015, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. Wednesday, May 27, 2015 U.S. Pacific Daylight Time), in the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia.

The matters to be acted upon are described in the accompanying Notice of 2015 Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, management will provide an update on REVA’s operations; a copy of the management presentation will be posted on our website the day of the meeting.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy or CHESS Depositary Interest (or “CDI”) Voting Instruction Form as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Annual Meeting of Stockholders or the proxy card or CDI Voting Instruction Form. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at our Annual Meeting.

Very Truly Yours,

/s/ Robert B. Stockman

Robert B. Stockman
Chairman of the Board
Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held 28 May 2015 (Australian Eastern Standard Time)

May 27, 2015 (U.S. Pacific Daylight Time)

The 2015 Annual General Meeting (the “AGM” or “Annual Meeting”) of Stockholders of REVA Medical, Inc. will be held on 28 May 2015, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 27, 2015 U.S. Pacific Daylight Time) at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia, for the following purposes:

1.              To elect the three Class II directors named in the Proxy Statement to hold office for a term of three years and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.              To elect one Class III director named in the Proxy Statement to hold office for a term of one year and until his successor is duly elected and qualified, or until his earlier resignation or removal;

3.              To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

4.              For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 10.14 and for all other purposes, to approve the grant of 30,000 options to purchase 30,000 shares of common stock to Dr. Ross A. Breckenridge on the terms and conditions set forth in the Proxy Statement;

5.              For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 30,000 options to purchase 30,000 shares of common stock to R. Scott Huennekens on the terms and conditions set forth in the Proxy Statement;

6.              For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of 15,000 restricted stock units for 15,000 shares of common stock to Dr. Ross A. Breckenridge on the terms and conditions set forth in the Proxy Statement;

7.              For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of 15,000 restricted stock units for 15,000 shares of common stock to Brian H. Dovey on the terms and conditions set forth in the Proxy Statement;

8.              For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of 15,000 restricted stock units for 15,000 shares of common stock to R. Scott Huennekens on the terms and conditions set forth in the Proxy Statement;

9.              For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of 15,000 restricted stock units for 15,000 shares of common stock to Anne J. Keating on the terms and conditions set forth in the Proxy Statement;

10.       For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of 35,000 restricted stock units for 35,000 shares of common stock to Gordon E. Nye on the terms and conditions set forth in the Proxy Statement;

11.       For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of 15,000 restricted stock units for 15,000 shares of common stock to Robert B. Thomas on the terms and conditions set forth in the Proxy Statement;

12.       For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 70,000 options to purchase 70,000 shares of common stock to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement;

13.       For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of                restricted stock units for                shares of common stock to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement;

14.       For purposes of ASX Listing Rule 10.17 and for all other purposes, to approve the increase in the total aggregate annual directors’ fees payable to all non-executive directors of the Company to US$300,000, to be allocated among the directors in such proportions as determined by the Company;

15.       To approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2014, as set forth in the Proxy Statement; and,

16.       To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends that our stockholders vote “FOR” Proposals 1 through 15, except for Dr. Ross A. Breckenridge with respect to proposals 4, 6, and 14 only; Brian H. Dovey with respect to Proposals 7 and 14 only; R. Scott Huennekens with respect to Proposals 5, 8, and 14 only; Anne J. Keating with respect to Proposals 9 and 14 only; Gordon E. Nye with respect to Proposal 10 and 14 only; Robert B. Thomas with respect to Proposals 11 and 14 only; and, Robert B. Stockman with respect to Proposals 12 and 13 only, all of who abstain from making a recommendation on those Proposals due to their personal interests in those Proposals. In addition, none of our Directors make a recommendation with respect to Proposal 14 due to their personal interest in the proposal.

You are entitled to vote only if you were a REVA Medical, Inc. stockholder as of 4:30 p.m. on 4 April 2015 Australia Eastern Daylight Time (which was 10:30 p.m. on April 3, 2015 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting. The owners of common stock as of that date are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. Record holders of CHESS Depositary Interests (or “CDIs”) as of the close of business on the Record Date, are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or “CDN,” to vote the shares underlying their CDIs by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 5751 Copley Drive, San Diego, California 92111, U.S.A.

The Proxy Statement that accompanies and forms part of this Notice of Annual Meeting provides information in relation to each of the matters to be considered. This Notice of Annual Meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor, or other professional advisor prior to voting.

By order of the Board of Directors:

/s/ Katrina L. Thompson

Katrina L. Thompson
Chief Financial Officer and Secretary

IMPORTANT:  To ensure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet, by telephone, or by marking, signing, dating, and returning a proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:30 a.m. AUSTRALIAN EASTERN STANDARD TIME ON 28 May 2015 (which is 5:30 p.m. on May 27, 2015 U.S. Pacific Daylight Time):

This Proxy Statement and our 2014 Annual Report on Form 10-K are available at

www.envisionreports.com/RVA (for holders of shares) and at

www.investorvote.com.au (for holders of CDIs)

2

PAGE

GENERAL INFORMATION	1

BOARD OF DIRECTORS INFORMATION	8

GOVERNANCE OF OUR COMPANY	14

AUDIT-RELATED MATTERS	17

EXECUTIVE COMPENSATION	20

PROPOSALS 1 and 2 — ELECTION OF DIRECTORS	32

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33

PROPOSALS 4 AND 5 — APPROVAL OF THE GRANT OF STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2010 EQUITY INCENTIVE PLAN	33

PROPOSALS 6 THROUGH 11 — APPROVAL OF THE AWARD OF RESTRICTED STOCK TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2010 EQUITY INCENTIVE PLAN	35

PROPOSALS 12 AND 13 — APPROVAL OF THE GRANT OF STOCK OPTIONS AND THE AWARD OF RESTRICTED STOCK UNITS TO ROBERT B. STOCKMAN UNDER THE 2010 EQUITY INCENTIVE PLAN	37

PROPOSAL 14 — APPROVAL OF AN INCREASE TO THE ANNUAL COMPENSATION POOL FOR NON-EXECUTIVE DIRECTORS OF THE COMPANY	39

PROPOSAL 15 — APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION	40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	42

RELATED PARTY TRANSACTIONS	43

ADDITIONAL INFORMATION	43

OTHER BUSINESS	44

i

REVA MEDICAL, INC.
5751 Copley Drive

San Diego, California 92111, U.S.A.

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF STOCKHOLDERS
28 May 2015 (AUSTRALIAN EASTERN STANDARD TIME)

MAY 27, 2015 (U.S. PACIFIC DAYLIGHT TIME)

This Proxy Statement, along with a proxy card and CDI Voting Instruction Form,

is being made available to our stockholders and CDI holders on or about April 30, 2015

GENERAL INFORMATION

Why am I receiving these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of REVA Medical, Inc. (the “Company” or “REVA”) of proxies to be voted at our 2015 Annual General Meeting of Stockholders (the “AGM” or “Annual Meeting”) to be held on 28 May 2015, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 27, 2015 U.S. Pacific Daylight Time), at the AGL Theatre in the Museum of Sydney, and at any postponements or adjournments of the Annual Meeting. If you held shares of our common stock as of 4:30 p.m. on 4 April 2015 Australian Eastern Daylight Time (which was 10:30 p.m. on April 3, 2015 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting, you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “On what proposals am I voting?” Those persons holding CHESS Depositary Interests (“CDIs”) are entitled to receive notice of and to attend the AGM and may instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

On what proposals am I voting?

There are 15 proposals scheduled to be voted on at the Annual Meeting:

•            Election of the three Class II directors named in this Proxy Statement to hold office for a term of three years and until their successors are duly elected and qualified, or until their earlier resignation or removal;

•            Election of one Class III director named in this Proxy Statement to hold office for a term of one year and until his successor is duly elected and qualified, or until his earlier resignation or removal;

•            Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•            Approval of the grant of 30,000 options to purchase 30,000 shares of common stock to Dr. Ross A. Breckenridge on the terms and conditions set forth in this Proxy Statement;

•            Approval of the grant of 30,000 options to purchase 30,000 shares of common stock to R. Scott Huennekens on the terms and conditions set forth in this Proxy Statement;

•            Approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Dr. Ross A. Breckenridge on the terms and conditions set forth in this Proxy Statement;

•            Approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Brian H. Dovey on the terms and conditions set forth in this Proxy Statement;

•            Approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to R. Scott Huennekens on the terms and conditions set forth in this Proxy Statement;

•            Approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Anne J. Keating on the terms and conditions set forth in this Proxy Statement;

•            Approval of the award of 35,000 restricted stock units for 35,000 shares of common stock to Gordon E. Nye on the terms and conditions set forth in this Proxy Statement;

•            Approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Robert B. Thomas on the terms and conditions set forth in this Proxy Statement;

•            Approval of the grant of 70,000 options to purchase 70,000 shares of common stock to Robert B. Stockman on the terms and conditions set forth in this Proxy Statement;

•            Approval of the award of                restricted stock units for                shares of common stock to Robert B. Stockman on the terms and conditions set forth in this Proxy Statement;

•            Approval of the increase in the total aggregate annual directors’ fees payable to all non-executive directors of the Company to US$300,000, to be allocated among the directors in such proportions as determined by the Company; and,

•            Approval, on an advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2014, as set forth in this Proxy Statement.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•            “FOR” the election of each Class II director named in this Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal.

•            “FOR” the election of the Class III director named in this Proxy Statement to hold office for a term of one year and until his successor is duly elected and qualified, or until his earlier resignation or removal.

•            “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

•            “FOR” the approval of the grant of 30,000 options to purchase 30,000 shares of common stock to Dr. Ross A. Breckenridge on the terms and conditions set forth in this Proxy Statement (except Dr. Ross Breckenridge who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the grant of 30,000 options to purchase 30,000 shares of common stock to R. Scott Huennekens on the terms and conditions set forth in this Proxy Statement (except R. Scott Huennekens who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Dr. Ross A. Breckenridge on the terms set forth in this Proxy Statement (except Dr. Ross A. Breckenridge who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Brian H. Dovey on the terms set forth in this Proxy Statement (except Brian H. Dovey who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to R. Scott Huennekens on the terms set forth in this Proxy Statement (except R. Scott Huennekens who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Anne J. Keating on the terms set forth in this Proxy Statement (except Anne J. Keating who abstains from making a recommendation due to her personal interest in the proposal).

•            “FOR” the approval of the award of 35,000 restricted stock units for 35,000 shares of common stock to Gordon E. Nye on the terms set forth in this Proxy Statement (except Gordon E. Nye who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the award of 15,000 restricted stock units for 15,000 shares of common stock to Robert B. Thomas on the terms set forth in this Proxy Statement (except Robert B. Thomas who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the grant of 70,000 options to purchase 70,000 shares of common stock to Robert B. Stockman on the terms and conditions set forth in this Proxy Statement (except Robert B. Stockman who abstains from making a recommendation due to his personal interest in the proposal).

•            “FOR” the approval of the award of                restricted stock units for                shares of common stock to Robert B. Stockman on the terms set forth in this Proxy Statement (except Robert B. Stockman who abstains from making a recommendation due to his personal interest in the proposal).

•            Our Board makes no recommendation with respect to the Proposal for the increase in the total aggregate annual directors’ fees payable to all non-executive directors of the Company to US$300,000, to be allocated among the directors in such proportions as determined by the Company, due to their personal interest in the Proposal.

•            “FOR” the approval, on an advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2014, as set forth in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

If you were a holder of REVA common stock, either as a stockholder of record or as the beneficial owner of shares held in street name as of 4:30 p.m. on 4 April 2015 Australian Eastern Daylight Time (which was 10:30 p.m. on April 3, 2015 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 33,579,778 shares of our common stock outstanding (equivalent to 335,797,780 CDIs assuming all shares of common stock were converted into CDIs on the Record Date). Each stockholder has one vote for each share of common stock held as of the Record Date. Each CDI holder is entitled to direct CDN to vote one vote for every ten (10) CDIs held by such holder. As summarized below, there are some distinctions between shares held of record and those owned beneficially and held in street name.

What does it mean to be a “stockholder of record?”

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to REVA or to vote in person at the Annual Meeting. You may vote by Internet, telephone, or mail, as described below under the heading “How do I vote my shares of REVA common stock?” Holders of CDIs are entitled to receive notice of and to attend the Annual Meeting and may direct CDN to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

What does it mean to beneficially own shares in “street name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, custodian, or other similar organization. If this is the case, proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by Internet or telephone, as described below under the heading “How do I vote my shares of REVA common stock?”

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of one-third of the voting power of the issued and outstanding shares of our common stock entitled to vote generally in the election of directors must be present in person or represented by proxy. Abstentions and shares represented by “broker non-votes” are counted for the purpose of determining the presence of a quorum. As of the Record Date, there were 33,579,778 shares of our common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Subject to voting exclusion statements for a Proposal, the vote required to approve each Proposal is set forth below. Information on voting exclusion statements are set forth in the additional information provided for each Proposal.

Proposals 1 and 2 — Election of Directors

Directors are elected by a plurality of the votes, which means that the director nominees receiving the highest number of “FOR” votes will be elected. Neither abstentions nor broker non-votes will count as a vote cast “FOR” or “AGAINST” a director nominee, and they will have no direct effect on the outcome of the election of directors.

Proposal 3 — Ratification of the Appointment of our Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposals 4 and 5 — Approval of the Grant of Stock Options to Non-Executive Directors of the Company

The proposals to approve the grant of 30,000 options to purchase 30,000 shares of common stock under the 2010 Equity Incentive Plan, as amended, to each of Dr. Ross. A Breckenridge and R. Scott Huennekens require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” these proposals. Broker non-votes will have no direct effect on the outcome of these proposals.

Proposals 6 through 11— Approval of the Award of Restricted Stock Units to Non-Executive Directors of the Company

The proposals to approve the award of 15,000 restricted stock units for 15,000 shares of common stock under the 2010 Equity Incentive Plan, as amended, to each of Dr. Ross A. Breckenridge, Brian H. Dovey, R. Scott Huennekens, Anne J. Keating, and Robert B. Thomas and the award of 35,000 restricted stock units for 35,000 shares of common stock to Gordon E. Nye require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” these proposals. Broker non-votes will have no direct effect on the outcome of these proposals.

Proposals 12 and 13 — Approval of the Grant of Stock Options and Approval of the Award of Restricted Stock Units to the Executive Director of the Company

The proposal to approve the grant of 70,000 options to purchase 70,000 shares of common stock and the proposal to award                restricted stock units for                shares of common stock, each under the 2010 Equity Incentive Plan, as amended, to Robert B. Stockman require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” these proposals. Broker non-votes will have no direct effect on the outcome of these proposals.

Proposal 14 — Approval of an Increase to the Annual Directors’ Fees for Non-Executive Directors of the Company

The proposal to approve the increase to the total aggregate annual directors’ fees payable to all non-executive directors of the Company to US $300,000 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 15 — Approval, on an Advisory Basis, of Executive Compensation

The proposal to approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended December 31, 2014 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Voting exclusion statement:

The Company will disregard any votes cast on Proposals 4 through 14 by:

•            the directors of REVA, and

•            any associate of the directors of REVA.

However, the Company need not disregard a vote cast on Proposals 4 through 14 if:

•            it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or

•            it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card to vote as the proxy decides.

How do I vote my shares of REVA common stock?

If you are a stockholder of record, you can vote in the following ways:

•            By Internet:  by following the Internet voting instructions included in the Notice of Annual Meeting of Stockholders at any time up until 4:30 p.m. on 26 May 2015 Australian Eastern Standard Time (which is 11:30 p.m. on May 25, 2015 U.S. Pacific Daylight Time).

•            By Telephone:  by following the telephone voting instructions included in the Notice of Annual Meeting of Stockholders at any time up until 4:30 p.m. on 26 May 2015 Australian Eastern Standard Time (which is 11:30 p.m. on May 25, 2015 U.S. Pacific Daylight Time).

•            By Mail:  by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope. The proxy card must be received prior to the Annual Meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker, or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone, or mail by submitting a Voting Instruction Form.

If you satisfy the admission requirements to the Annual Meeting, as described below under the heading “How do I attend the Annual Meeting?” you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

How do I vote if I hold CDIs?

Each CDI holder is entitled to direct CDN to vote one vote for every ten (10) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Annual Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Annual Meeting by voting online at www.investorvote.com.au, or by returning the CDI Voting Instruction Form to Computershare, the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:30 p.m. on 26 May 2015 Australian Eastern Standard Time (which is 11:30 p.m. on May 25, 2015 U.S. Pacific Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Annual Meeting:

•            informing REVA that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the meeting; or

•            converting their CDIs into a holding of shares of REVA’s common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the record date for the meeting.

As holders of CDIs will not appear on REVA’s share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to REVA stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To register to attend the Annual Meeting, please contact REVA’s investor relations as follows:

•            by e-mail at IR@revamedical.com;

•            by phone at (858) 966-3045 in the U.S. or at +61 2 9237 2800 in Australia;

•            by fax to (858) 966-3089; or

•            by mail to Investor Relations at 5751 Copley Drive, San Diego, California 92111, U.S.A.

Please include the following information in your request:

•            your name and complete mailing address;

•            whether you require special assistance at the meeting;

•            if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•            proof that you own shares of REVA’s common stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage, Computershare, or other account statement; or, a photocopy of a holding statement); and,

•            the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

What does it mean if I receive more than one Notice of Annual Meeting of Stockholders?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•            filing a written statement to that effect with our Corporate Secretary at or before the taking of the vote at the Annual Meeting;

•            voting again via the Internet or telephone at a later time before the closing of those voting facilities at 4:30 p.m. on 26 May 2015 Australian Eastern Standard Time (which is 11:30 p.m. on May 25, 2015 U.S. Pacific Daylight Time);

•            submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•            attending the Annual Meeting, revoking your proxy, and voting in person.

The written statement or subsequent proxy should be delivered to REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A., Attention:  Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. If you are a beneficial owner and hold shares through a broker, bank, or other nominee, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 4:30 p.m. on 26 May 2015 Australian Eastern Standard Time (which is 11:30 p.m. on May 25, 2015 U.S. Pacific Daylight Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Could other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Who will pay for the cost of soliciting proxies?

We will pay the cost of soliciting proxies, including the cost of preparing and mailing proxy materials. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation. We anticipate that banks, brokerage houses, and other custodians, nominees, and fiduciaries may forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

BOARD OF DIRECTORS INFORMATION

Overview

Our Company was founded in California in June 1998 under the name MD3, Inc. In March 2002, we changed our name to REVA Medical, Inc. In October 2010, we reincorporated from the State of California to the State of Delaware and, as a result, the rights of our stockholders are now governed by the Delaware General Corporation Law. In December 2010, we completed an initial public offering (our “IPO”) of common stock. Our stock is traded in the form of CHESS Depositary Interests (or “CDIs”) and our CDIs commenced trading publicly on the Australian Securities Exchange (the “ASX”) on December 23, 2010 (Australian Eastern Daylight Time).

Nominees for Election as Directors

Our Board currently consists of seven members and is divided into three classes. Class I and Class III comprise two directors each and Class II comprises three directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On April 3, 2015, the Board unanimously nominated Gordon E. Nye and Robert B. Thomas for re-election and R. Scott Huennekens for election at the 2015 Annual Meeting as the three Class II directors. Additionally, the Board unanimously nominated Dr. Ross A. Breckenridge for election at the 2015 Annual Meeting as a Class III director. Gordon E. Nye and Robert B. Thomas are current Class II directors whose terms expire at the Annual Meeting. Our Board appointed Dr. Ross Breckenridge on January 28, 2015 and R. Scott Huennekens on March 26, 2015 to serve as directors until the next annual general meeting after their appointment (being this Annual Meeting), when they must be duly elected by a vote of our stockholders.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the four director nominees receiving the highest number of “FOR” votes will be elected as the Class II and Class III directors. All four of the nominees have indicated their willingness to serve if elected, but if any of them should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

The following table sets forth information as of April 3, 2015 regarding members of our Board, including the director nominees for election at the Annual Meeting. The information includes each member’s business experience and service on other boards of directors, in addition to the qualifications, attributes and skills that led our Board to the conclusion that each member should serve as a director. While our Diversity Policy doesn’t contain specific guidelines in considering whether to recommend any director nominee, including any candidate recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. As set forth in our corporate governance guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning, and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and the ability to represent the best interests of the Company’s stockholders. In addition, the nominating and corporate governance committee also considers a Board member’s ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the nominating and corporate governance committee.

We believe that our current Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences results in different perspectives, ideas, and viewpoints, which makes our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Class I Directors Continuing in Office (Term Expires 2017)

BRIAN H. DOVEY Director (age 73)

Mr. Dovey has served as a director since June 2001. Since 1988, Mr. Dovey has been a partner of Domain Associates, LLC, a private venture capital management firm focused on life sciences, where he has led innovative investments and has established and directed new initiatives such as the collaboration between Domain and Rusnano. Since joining Domain, he has served on the board of directors of over 35 private and public companies and has been Chairman of five. He currently sits on the board of three public companies: REVA, Otonomy, and Orexigen Therapeutics. Prior to joining Domain, Mr. Dovey spent six years at Rorer Group, Inc. (now part of Sanofi-Aventis), a pharmaceutical and medical device company listed on the NYSE. As president of Rorer from 1986 to 1988, he was the primary architect of the company’s strategic shift to pharmaceuticals. Previous to that, he was President of Survival Technology, Inc., a start-up medical products company. He also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone Company. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association. He is former Chair and currently serves on the Board of Trustees of the Wistar Institute, a non-profit preclinical biomedical research company. Mr. Dovey serves on the board of directors and is also Chairman at the Center for Venture Education (Kauffman Fellows Program) and on the La Jolla Playhouse Board of Trustees. He was also a former board member of the industry association representing the medical device industry, as well as the association representing consumer pharmaceuticals. His is a trustee emeritus of Germantown Academy and is a former trustee of the University of Pennsylvania School of Nursing and the Burnham Institute for Medical Research. Mr. Dovey received his B.A. in mathematics from Colgate University and his MBA from the Harvard Business School.

Qualifications: We believe Mr. Dovey is qualified to sit on our Board due to his strong financial expertise, his experience in corporate governance and risk management, his service as a director on over 35 private and public companies, his broad executive experience with medical device companies, and his extensive experience at a health care venture capital firm.

ANNE J. KEATING Director (age 61)

Ms. Keating has served as a director since October 2010. Ms. Keating is currently a director of a number of ASX-listed companies in a range of different industries, including GI Dynamics, Inc., a U.S.-based medical device company, and Goodman Group Limited, a global property development and management company. Ms. Keating is Chairman of Houlihan Lokey Australia, investment bank. Ms. Keating is also a Director for the Garvan Institute of Medical Research and an Inaugural Governor for the Cerebral Palsy Foundation. From 1993 to 2001, Ms. Keating held the position of General Manager, Australia for United Airlines. She was also a Delegate to the Australian/American Leadership Dialogue for 14 years. Ms. Keating previously served on the board of ClearviewWealth Ltd., a fully diversified life insurance and wealth management company listed on the ASX, from December 2010 until December 2012, was an inaugural board member of the Victor Chang Cardiac Research Institute for ten years and also previously served on the board of NRMA/Insurance/IAG Ltd. for nine years. She has also held former directorships with Spencer Street Station Redevelopment Holdings Limited, Easy FM China Pty Ltd, Radio 2CH Pty Ltd, and Workcover Authority of New South Wales.

Qualifications: We believe Ms. Keating is qualified to sit on our Board due to her extensive business, management, and governance experience, including her positions on a number of boards of ASX-listed companies. Ms. Keating also brings Australian medical research and cardiac experience from her years of service with the Garvan Institute of Medical Research and the Victor Chang Cardiac Research Institute.

Nominees for Class II Directors (Term Expires at 2015 AGM)

R. SCOTT HUENNEKENS Director (age 50)

Mr. Huennekens was appointed as a director on March 25, 2015. From April 2002 to February 2015, Mr. Huennekens served as President and Chief Executive Officer of Volcano Corporation, a manufacturer of intravascular imaging equipment for coronary and peripheral applications. Prior to 2002, he served as President and Chief Executive Officer of Digirad Corporation, a diagnostic imaging solutions provider, and also held senior positions at Baxter International, Inc. in the Edwards Cardiovascular Division and the Novacor division. Mr. Huennekens currently serves on the boards of EndoChoice, Sonendo, Scripps Translational Science Institute, and the Medical Device Manufacturers Association (“MDMA”). He received his B.S. in Business Administration from the University of Southern California and an MBA from Harvard Business School.

Qualifications: We believe Mr. Huennekens is qualified to sit on our Board due to his vast experience in executive positions with medical equipment manufacturers, his broad business background, and his experience serving on multiple other boards of directors.

GORDON E. NYE Director (age 60)

Mr. Nye has served as a director since 1999. He is currently Chief Executive Officer of R2 Dermatology, a development stage medical device company. He served as Chief Executive Officer of ZELTIQ Aesthetics, Inc., a medical device company, from September 2009 to April 2012. From August 2003 to July 2009, Mr. Nye served as general partner of Prism Venture Partners, a venture capital firm, where he was a member of the life sciences investment team. Prior to that time, he served as our Chief Executive Officer from 2001 to 2003 and President and Chief Executive Officer of two former Johnson & Johnson divisions (“A” Company Orthodontics, Inc. and Critikon Company, LLC) after they were acquired in management buyouts. He has also held a variety of marketing, sales, and general management roles for L.A. Gear, Inc., Olin Ski Company, Inc., Reebok, Ltd., and The Gillette Company. Mr. Nye received his MBA from the Amos Tuck School of Business at Dartmouth College where he also received his undergraduate degree.

Qualifications: We believe Mr. Nye is qualified to sit on our Board due to his knowledge of the medical device business, his broad operating experience as a senior executive of R2 Dermatology, ZELTIQ Aesthetics, Inc. and two former Johnson & Johnson divisions, his extensive consumer marketing background, and his other board service.

ROBERT B. THOMAS Director (age 69)

Mr. Thomas has served as a director since July 2010. He has also served as a director and non-executive Chairman of the Board of HeartWare Limited/HeartWare International, Inc., a U.S. medical device company listed on ASX and NASDAQ, since November 2004. He is currently a director of a number of Australian public companies, including Virgin Australia Limited and Biotron Limited; he is Chairman of Starpharma Limited. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank. Between March 2003 and September 2004, he was Chairman of Global Corporate and Investment Bank, Citigroup Global Markets, Australia and New Zealand. Prior to that time, Mr. Thomas was Chief Executive Officer of Citigroup’s Corporate and Investment Bank (formerly known as Salomon Smith Barney), Australia and New Zealand from October 1999 until February 2003. Mr. Thomas is Chairman of Aus Bio Limited, a director of O’Connell Street Associates and Grahger Capital Securities. He also is a member of the advisory board of Inteq Limited. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is a member of the Stockbrokers Association of Australia and is a Master Stockbroker. Mr. Thomas is also a Fellow of the Financial Services Institute of Australia and the Australian Institute of Company Directors. He is on the board of the NSW State Library Foundation and serves on NSW State Library’s Audit and Risk Committee.

Qualifications: We believe Mr. Thomas is qualified to sit on our Board due to his vast investment banking experience, his involvement with medical device companies, and his experience in governance and risk management across a wide range of industries. Mr. Thomas also brings capital market and economics expertise to the Board from his years of service as a securities analyst and as a director of ASX-listed companies.

Class III Directors for Election and Continuing in Office (Term Expires 2016)

ROSS A. BRECKENRIDGE Director (age 45)

Dr. Breckenridge was appointed as a director in January 2015. Dr. Breckenridge is a senior clinical lecturer and Programme Director for the Masters Programme in Clinical and Experimental Medicine at University College London, since 2006, a Fellow of the Royal College of Physicians (London), since 2013, and a Consultant Physician at University College London Hospital since 2006. His research focuses on the heart’s response to low levels of oxygen, with an overall aim to identify novel therapeutic targets for cardiac disease. Dr. Breckenridge provides consultation services to investors in the biotech and healthcare sector since 1998. He is an academic board member of Empower India, and the Cornelia de Lange Society of Great Britain. He obtained his medical degree from Oxford University, followed by his PhD in Developmental Biology at the University of Cambridge and completed his training in Clinical Pharmacology at University College London.

Qualifications: We believe Dr. Breckenridge is qualified to sit on our Board due to his extensive medical background, particularly as it relates to research of cardiac disease, his experience serving on multiple other boards of directors, and his general business acumen.

ROBERT B. STOCKMAN Chairman of the Board (age 61) Chief Executive Office REVA Medical, Inc.

Mr. Stockman, our co-founder, has served as our Chairman of the Board and director since 1999 and as our Chief Executive Officer since August 2010. He serves as a director of HeartWare Limited/HeartWare International, Inc., an ASX and NASDAQ listed medical device company, since December 2006. Mr. Stockman also serves as a board member for MuseAmi, Inc., a privately held advanced music software company that he co-founded. He previously served on the board of ZELTIQ Aesthetics, Inc., a medical technology company listed on NASDAQ, from July 2010 until April 2012. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm that deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. Mr. Stockman also co-founded Centrimed, Inc., an internet-based software company, that was acquired by the Global Healthcare Exchange, LLC, and led the buyouts of Ioptex, an intraocular lens manufacturer, and two Johnson & Johnson divestitures, “A” Company Orthodontics, Inc. and Critikon Company, LLC, each of which was subsequently acquired. Prior to establishing Group Outcome LLC, Mr. Stockman spent 18 years with Johnston Associates, Inc. and Narragansett Capital Corporation, where he focused on venture capital investments and merger advisory work in health care. Mr. Stockman holds a Bachelor’s Degree from Harvard College and a Master in Business Administration from The Tuck School at Dartmouth College, where he serves on Tuck’s Board of Overseers.

Qualifications: We believe Mr. Stockman is qualified to sit on our Board due to his extensive experience as an entrepreneur driving the growth of five medical products companies, his experience as an executive of several medical device companies, and his experience as an executive in the investment banking industry, particularly in private equity and venture capital investments in medical technology. Mr. Stockman’s qualifications also include his strong financial background, including his work early in his career at Price Waterhouse, a provider of tax, audit, and advisory services, and his ability to provide financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

Committees of the Board of Directors/Corporate Governance

Directors are expected to attend meetings of the Board and any Board committees on which they serve. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities:  audit, compensation, and nominating and corporate governance. Each of these committees has the responsibilities described in the committee charters, which are available on our website at www.revamedical.com. Our Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

As of April 3, 2015, membership of the committees of our Board is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mr. Stockman (Chairman and CEO)	—	—	—
Dr. Ross A. Breckenridge (2)	—	—	—
Mr. Dovey (1)	X	X	—
Mr. R. Scott Huennekens (2)	—	—	—
Ms. Keating (2)	X	—	Chair
Mr. Nye (2)	—	Chair	X
Mr. Thomas (2)	Chair	X	—

(1)   Independent Director under the rules of NASDAQ and the SEC, but not considered independent under the ASX.

(2)   Independent Director under the rules of NASDAQ, ASX, and the SEC.

During the year ended December 31, 2014, all directors attended 75 percent or more of the meetings of the Board of Directors and committees thereof on which he or she served with the exception of Mr. Dovey who attended one of the four audit committee meetings. Following is a summary of Board and Committee meeting attendance:

Director	Board of Directors		Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

Number of Meetings Held	9		4		1		1
Meeting Attendance:
Mr. Stockman	9		4	*	1	*	1	*
Dr. Breckenridge (a)	—	(a)	—		—		—
Mr. Dovey	8		1		1		—
Mr. Huennekens (a)	—	(a)	—		—		—
Ms. Keating	9		2	(b)	1	*	1
Mr. Nye	9		—		1		1
Mr. Thomas	8		4		1		1	*

*   Indicates attendance at a meeting of a Committee on which the Director was not a member.

(a) Dr. Breckenridge was appointed as a director on January 28, 2015 and Mr. Huennekens was appointed on March 25, 2015.

(b) Ms. Keating was appointed to the Audit Committee on July 22, 2014.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting, including auditing of our financial statements. Among other things, our audit committee:

•      determines the engagement of, and approves fees paid to, our independent registered public accounting firm;

•      reviews our financial statements and critical accounting estimates;

•      monitors the qualifications, independence activities, and performance of our independent registered public accounting firm;

•      approves the retention of our independent registered public accounting firm to perform any proposed and permissible non-audit services; and,

•      discusses the annual audit results with management and the independent registered public accounting firm.

Our audit committee reviews the effectiveness of internal controls and the adequacy of our reporting and disclosure controls and procedures. In addition, our audit committee is responsible for the performance of our internal audit function, as well as preparing any reports required under SEC rules. The audit committee will also provide advice to the Board and report on the status of business risks pursuant to our risk management policy.

We have adopted an audit committee charter, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee

Our compensation committee establishes, amends, reviews, and approves the compensation and benefit plans with respect to senior management and employees, including determining individual elements of total compensation of the Chief Executive Officer and other executive officers, and reviews our performance and the performance of our executive officers with respect to these elements of compensation. In carrying out its responsibilities, the compensation committee will review all components of compensation for consistency with our compensation philosophy and with the interests of stockholders. Our compensation committee reviews compensation practices and trends, identify performance goals of our Company and our executive officers, and set compensation in light of these objectives. Our compensation committee also determines annual retainer, meeting fees, equity awards, and other compensation for members of the Board and administers the issuance of stock options and other awards under our equity incentive plans.

Our compensation committee reviews and evaluates potential risks related to our compensation policies and practices for employees and has determined that we have no compensation risks that are reasonably likely to have a material adverse effect on the Company. We structure our compensation to address Company-wide risk. We believe the combination of base salary, bonus potential, and stock-based incentive awards with four-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our Company.

We have adopted a compensation committee charter, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee recommends the director nominees for each annual general meeting and ensures that the Board and the committees of the Board have the benefit of qualified and experienced independent directors. The committee’s primary responsibilities are to:

•            review the size and composition of our Board;

•            select, or recommend to our Board, nominees for each election of directors;

•            develop and recommend to our Board criteria for selecting qualified director candidates;

•            consider committee member qualifications, appointment, and removal;

•            recommend corporate governance principles, codes of conduct, and applicable compliance mechanisms; and,

•            provide oversight in the evaluation of our Board and each committee.

We have adopted a nominating and corporate governance committee charter, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

GOVERNANCE OF OUR COMPANY

Corporate Governance Guidelines

Our corporate governance guidelines are designed to ensure effective corporate governance of the Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning, and the annual evaluations of the Board and its committees. Our corporate governance guidelines are reviewed regularly by the nominating and corporate governance committee and revised when appropriate.

The full text of our corporate governance guidelines can be found in the “Investors – Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request.

Code of Business Conduct and Ethics

Our Board adopted a code of business conduct and ethics to ensure that our business is conducted in a consistently legal and ethical manner. The code of business conduct and ethics establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations, and compliance procedures. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our code of business conduct and ethics.

The full text of the code of business conduct and ethics can be found in the “Investors – Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by our Board after receiving a recommendation from our audit committee. We will disclose future amendments or waivers to our code of business conduct and ethics on our website, www.revamedical.com, within four business days following the date of the amendment or waiver.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as director, the nominating and corporate governance committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1 percent of REVA’s shares of common stock for over one year and who satisfies the notice, information, and consent provisions set forth in our amended and restated bylaws and corporate governance guidelines.

Stockholders who wish to recommend a candidate may do so by writing to the nominating and corporate governance committee in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A. The nominating and corporate governance committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Communicating with the Board

Our nominating and corporate governance committee establishes procedures by which stockholders and other interested parties may communicate with the Board, any committee of the Board, any individual director, or the independent or non-executive directors as a group. Such parties can send communications by mail to the Board in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A. In addition, parties can contact the Board by emailing the Corporate Secretary at boardmember@revamedical.com. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Corporate Secretary to the Board or to the committee or director(s) to whom the communication is addressed, however the Corporate Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous, or abusive content.

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the nominating and corporate governance committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the nominating and corporate governance committee deems appropriate, including the use of third parties to review candidates.

Director Attendance at Annual Meetings of Stockholders

We have a policy encouraging all of the directors to attend each annual meeting of stockholders. All of our directors attended the 2014 AGM that was held in Sydney, Australia. At the time, we had six directors; three directors attended in person and three directors attended by teleconference. We currently anticipate a majority of our directors to be present at, or available for, the 2015 Annual Meeting.

Director Independence

In accordance with our corporate governance guidelines, the majority of our Board members are independent directors. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with independent judgment, and otherwise meets the independence requirements under the rules of NASDAQ, ASX, and the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly.

Based on this review, our Board has determined that:

•            Robert B. Stockman is not considered to be an independent director under the rules of NASDAQ, ASX, or the SEC;

•            Dr. Ross A. Breckenridge, R. Scott Huennekens, Anne J. Keating, Gordon E. Nye, and Robert B. Thomas are considered to be independent directors under the rules of NASDAQ, ASX, and the SEC; and,

•            Brian H. Dovey is considered to be an independent director under the rules of NASDAQ and the SEC, but is not considered to be independent under ASX standards.

There are no family relationships among our directors and officers, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any director or officer was, or is, to be selected as a director or officer.

Board Leadership Structure

The position of Chairman of the Board and Chief Executive Officer of the Company has been combined since the appointment of Robert B. Stockman as Chief Executive Officer in August 2010. The Board believes that, although the combined role does not comply with ASX Corporate Governance Principles and Recommendations, it is currently in the best interest of our Company and the Company’s Stockholders. The ASX Corporate Governance Principles and Recommendations provide guidance on corporate governance practices but are not binding rules or regulations. Mr. Stockman possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and we believe he is the person best positioned to develop agendas that ensure the Board’s time and attention is focused on the most critical matters. Further, our Board believes that his combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees, customers, and suppliers.

Each of the directors other than Mr. Stockman is independent under the rules of NASDAQ and the SEC, and the Board believes that the independent directors provide effective oversight of management. Although the Board currently believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, our amended and restated bylaws and corporate governance principles provide the flexibility to combine or separate the positions and the Board may determine to separate the roles in the future.

The Board’s Role in Risk Oversight

Our Board’s role in risk oversight includes receiving reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategies and activities, at least on a quarterly basis. The reports cover the critical areas of development, regulatory and quality affairs, intellectual property, clinical development, operations, sales and marketing, and legal and financial affairs. Our Board and its committees consider these reports, discuss matters with management, and identify and evaluate any potential strategic or operational risks and appropriate activities to address those risks.

We have adopted a risk management policy that sets out how we identify, assess, and manage risk in business operations, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been our employee with the exception of Gordon E. Nye who served as our Chief Executive Officer from 2001 to 2003. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our compensation committee.

AUDIT-RELATED MATTERS

Report of the Audit Committee

As of April 3, 2015, the audit committee of our board had three members, all of whom have been determined by our board to be independent under NASDAQ and SEC rules. Mr. Dovey is considered to be an “audit committee financial expert” under applicable SEC rules.

In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, the internal audit function as currently performed by an independent third party, and Grant Thornton LLP, the Company’s current independent registered public accounting firm (the “independent auditor”), which, in its reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting, to the extent such opinion is required by the SEC. The audit committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the audit committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the audit committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Effective December 19, 2014, the audit committee appointed Grant Thornton LLP to be the Company’s independent registered public accounting firm; prior to this appointment, Ernst & Young LLP had served as the Company’s independent registered public accounting firm since 2006.

The audit committee held four meetings during the fiscal year ended December 31, 2014. At each meeting, the audit committee met with the independent auditor, with and without management present, to discuss the following:

•            overall scope and plans for the Company’s audit;

•             the results of its audit and quarterly reviews of the Company’s financial statements, including a discussion of the quality, not just the acceptability, of the accounting principles;

•            the reasonableness of significant judgments; the clarity of disclosures in the financial statements;

•            its review, if any, of the Company’s compliance with internal controls; and,

•            the overall quality of the Company’s financial reporting.

The audit committee also discussed with the independent auditor the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations.

The audit committee and/or the Board also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding their communications with the audit committee concerning independence and has discussed with the independent auditor its independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

The audit committee has reviewed and discussed the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 with management and the independent auditor. The audit committee has also discussed the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management.

Based on the review of the consolidated financial statements and discussions with management and Grant Thornton LLP, the audit committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and were filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Robert B. Thomas (Chair)

Brian H. Dovey

Anne J. Keating

Audit and Non-Audit Fees

The following table presents the fees for professional services rendered to the Company by Grant Thornton LLP and Ernst & Young LLP for the fiscal years ended December 31, 2014 and 2013.

Type of Service	2014	2013

Audit Fees — Grant Thornton (1)	$184,000	$—
Audit Fees — Ernst & Young (2)	198,000	296,000
Tax Fees — Ernst & Young (3)	29,000	82,000

Total	$411,000	$378,000

(1)         Includes the audit of our consolidated financial statements included in the Annual Report on Form 10-K for 2014 and the issuance of the consent related to our Form S-8 filing for 2015.

(2)         Includes the integrated audit of our consolidated financial statements included in the Annual Reports on Form 10-K for 2013, reviews of Quarterly Reports on Form 10-Q for 2013 and 2014, the audit of internal control over financial reporting for 2013, and the issuance of consents related to our Form S-8 filings for 2014 and 2015.

(3)         Includes services related to tax compliance, including the preparation of tax returns, and tax planning and tax advice.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The audit committee has established an audit and non-audit services compliance policy (the “Policy”) requiring pre-approval of all audit and permissible non-audit services performed by the independent auditor to monitor the auditor’s independence from the Company. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the audit committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval and for all other permitted services. For all types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence.

Additionally, the audit committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

All services require pre-approved as set forth in the Policy and within the established guidelines prior to being provided by the independent auditor. In its review, the audit committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services.

As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the audit committee has delegated pre-approval authority to the chair of the audit committee to address certain requests for pre-approval of services, and the chair must report his or her pre-approval decisions to the audit committee at its next regular meeting. The Policy is designed to help ensure that there is no delegation by the audit committee of authority or responsibility for pre-approval decisions to management. The audit committee monitors compliance by requiring management to report to the audit committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to promote compliance with the Policy.

The audit committee appointed Grant Thornton LLP for 2014 and selected them to serve as our independent auditor for the year ending December 31, 2015, subject to ratification by our stockholders. Representatives of Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

As reported in the Company’s Form 8-K filed with the SEC on December 18, 2014 (the “Form 8-K”), on December 12, 2014, the Audit Committee approved the dismissal of Ernst & Young LLP as the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements and provide other related review and attest services.

The report dated March 17, 2014 issued by Ernst & Young LLP relating to its audit of the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, cash flows, and convertible preferred stock and stockholders’ equity (deficit) for each of the three years in the period ended December 31, 2013 and for the period from June 3, 1998 (inception) to December 31, 2013, contained an explanatory paragraph noting that the Company’s recurring losses and negative cash flows from operations raised substantial doubt about its ability to continue as a going concern.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through December 12, 2014, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young to make reference to the matter in their report and (ii) there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young LLP with a copy of the foregoing disclosures. The Company also provided Ernst & Young LLP with a copy of the Form 8-K reporting the change in its independent registered public accounting firm for the fiscal year ended December 31, 2014 containing substantially the same disclosure set forth above and requested that Ernst & Young LLP furnish the Company with a letter addressed to the SEC stating whether Ernst & Young LLP agreed with the disclosures contained therein. A copy of Ernst & Young LLP’s letter, dated December 17, 2014, is filed as Exhibit 16.1 to the Form 8-K.

As reported in the Form 8-K, on December 12, 2014, the Audit Committee approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. During the fiscal years ended December 31, 2013 and 2012 and through December 12, 2014, neither the Company, nor anyone on its behalf, has consulted Grant Thornton LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as an overview of the analysis that we performed in setting executive compensation. It discusses the compensation committee’s determination of how and why, in addition to what, compensation actions were taken during 2014 for each person serving as our chief executive officer, our chief financial officer, and the three other most highly compensated executive officers (the “named executive officers”), who were as follows:

•            Robert B. Stockman, our Chief Executive Officer, (age 61);

•            Katrina L. Thompson, our Chief Financial Officer and Secretary, (age 56);

•            Jeffrey A. Anderson, our Senior Vice President, Clinical and Regulatory Affairs, (age 48);

•            Donald K. Brandom, Ph.D., our Senior Vice President, Product Development, (age 55); and,

•            Robert K. Schultz, Ph.D., our President and Chief Operating Officer, (age 59).

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding our business objectives and anticipated achievement under existing and future compensation programs. Actual compensation programs that we may adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our compensation committee oversees our executive compensation program and determines executive compensation. Our compensation program is intended to align our named executive officers’ interests with those of our stockholders by rewarding performance for the achievement of goals as established by the compensation committee. Our compensation approach is tied to our stage of development and the current performance goals are set with the objectives of advancing our product development and testing in advance of commercialization and, thereby, increasing stockholder value.

In an effort to ensure our 2014 executive compensation practices are comparable to those of similar public medical device companies, the compensation committee engaged Radford, an Aon Hewitt Company (“Radford”), an independent compensation consultant, to provide compensation advisory services that included the following:

•            an assessment of our executive compensation philosophy and plan structures and objectives;

•            a review and update of our peer group of companies for compensation comparison purposes;

•            a review of market practices related to short-term cash incentive plans and long-term equity and other incentive trends in the medical device industry;

•            the collection of competitive compensation levels for each of our executive positions;

•            an assessment of our executives’ base salaries, cash bonuses, and equity compensation levels;

•            a review of our equity compensation strategy, including the development of award guidelines; and,

•            a review of broader equity trends, including burn rate, share overhang, and share allocation.

The compensation committee reviews and approves all compensation decisions relating to our executives, including our named executive officers, and oversees and administers our executive compensation programs and initiatives. Our compensation program is designed to attract and retain talented employees, to motivate them to achieve our key financial, operational, and strategic goals, and to reward them for superior performance. As we continue to meet our product development milestones, add to our senior management team, and progress toward commercialization, we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve. During 2014, the objectives of the compensation program included:

•            a program structure to attract and retain highly qualified executive officers;

•            appropriate guiding principles, including a comparative peer group and targeted market positioning for different compensation elements;

•            continued harmonization of salary, bonuses, equity awards, and other compensation benefits for long-serving executive officers hired under significantly different circumstances;

•            alignment of executive compensation, individually and as a team, to long-term interests of stockholders by rewarding performance for achievements;

•            program flexibility to permit the accommodation of appropriate individual circumstances; and,

•            clear, aligned, and easily measured performance goals.

We intend to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we will review executive compensation annually.

Compensation Process

Our compensation committee is responsible for establishing our compensation philosophy and setting the compensation levels for our executives, including base salaries, cash bonuses, and stock-based incentive awards. To assist the compensation committee in their executive compensation evaluations, our Chief Executive Officer prepares a report at the beginning of each fiscal year recommending base salaries, bonus targets, and stock-based incentive awards for each executive officer. In addition to this report, our compensation committee considers market compensation data presented by Radford. The compensation committee in its sole discretion may accept or adjust the compensation recommendations it is provided. No executive officer is allowed to be present at the time his or her compensation is being discussed or determined by the compensation committee.

Benchmarking

As part of Radford’s compensation advisory services to the compensation committee, Radford developed and recommended a “peer” group of companies comprised of 21 medical device or medical technology companies to be our peer group for purposes of benchmarking our compensation program in 2014. Each member of the peer group was selected based on an evaluation of the nature of its operations, number of employees, operating income or loss, outstanding securities, and market capitalization. Since we are a development stage company and have not yet generated revenue or operating income, the selection of peer companies focused on those with smaller amounts of annual revenues, operating income of less than $25 million, net income of less than $15 million, and a market capitalization similar to ours at the time the peer group was developed, which was approximately $180 million.

The following companies comprised our peer group for 2014:

Alphatec Holdings	Cutera	Rochester Medical
Anika Therapeutics	Exactech	Solta Medical
Atricure	Hansen Medical	STAAR Surgical Company
Cardica	Harvard Bioscience	SurModics
Cardiovascular Systems	iCAD	Synergetics
Cerus	Misonix	Utah Medical Products
Cryolife	Response Genetics	Vascular Solutions

The compensation committee reviewed market data made available by Radford to benchmark our executive compensation relative to the peer group. The compensation committee used this data to evaluate whether our executive compensation levels, including base salary and incentive awards, were within industry norms, and determined that our total cash compensation levels were close to the 50th percentile of our peer group for most executives as further described below, with total potential equity ownership of the named executives (which includes both equity compensation and share purchases), except the Chief Executive Officer, positioned between the 25th and 50th percentile to emphasize long-term stockholder alignment.

During the second half of 2014, the compensation committee analyzed updated market data with the assistance of Radford and made a determination to revise the Company’s peer group for 2015. Each member of the revised peer group was selected based on an evaluation of the nature and location of its operations, number of employees, revenues, operating income or loss, current cash and cash equivalents, outstanding securities, and market capitalization. The selection of the new peer companies focused on those companies with annual revenues of less than $100 million and a market capitalization of less than $500 million, which the compensation committee believes can serve as a better comparative for 2015. When examining the Company’s 2014 peer group against the revised criteria, several of the Company’s 2014 peer group companies fell outside some of the key selection factors or had been acquired. As a result, the compensation committee replaced those companies with companies that met the new selection criteria.

The following companies comprise our peer group for 2015:

Alphatec Holdings	Harvard Bioscience	Sunshine Heart
Atricure	iCAD	SurModics
Cardica	IRIDEX	Synergetics USA
CareDx	LeMaitre Vascular	Tandem Diabetes Care
Cerus	Misonix	TearLab
Cryolife	Response Genetics	Utah Medical Products
Cutera	STAAR Surgical Company	Vascular Solutions
Hansen Medical	Stereotaxis

Determination of Executive Compensation

In setting compensation for our executive officers, our compensation committee’s philosophy is to consider market levels of compensation, an executive’s contributions and responsibilities, and the goals and overall progress of the Company. Compensation for this purpose comprises total cash compensation, which includes base salary and annual cash bonus consideration, and long-term equity incentives. During 2014, with the assistance of Radford, the compensation committee reaffirmed our philosophy to target total cash compensation for most named executives at close to the 50th percentile of market, based on the peer group and achievement of Company objectives, with total potential equity ownership of the named executives (which includes both equity compensation and share purchases) positioned near the 50th percentile to emphasize long-term stockholder alignment.

In addition to market benchmarking, the compensation committee reviews the compensation recommendations of our Chief Executive Officer (other than with respect to determining his own compensation), considers the Company’s overall performance during the prior fiscal year, each executive’s individual contributions during the prior fiscal year, and the individual’s annual performance reviews based on achievement of annual goals. With respect to new hires, our compensation committee considers an executive’s background and historical compensation in lieu of prior year performance.

Components of Executive Compensation

Our current executive compensation program consists of the following components:

•            base salary;

•            performance-based cash bonus awards;

•            equity-based incentives; and,

•            other benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay; reward achievement of financial, operational, and strategic objectives; and, align the interests of our named executive officers with those of our stockholders.

Base Salary:  We have provided, and will continue to provide, our executive officers with a base salary to compensate them for services provided to us during the fiscal year. In setting base salaries, our compensation committee considered, and will continue to consider, the executive’s position, our success in achieving our prior year corporate goals, the individual’s responsibilities, contributions, and performance during the prior fiscal year, relevant market data, and benchmark levels. The evaluations and recommendations proposed by our Chief Executive Officer are also considered. With respect to new hires, the compensation committee considers an executive’s background and historical compensation in lieu of prior year performance. Our compensation committee evaluates and sets the base salaries for our executives following annual performance evaluations, as well as upon a promotion or other change in responsibility. We expect our compensation committee to continue these policies going forward.

In setting the base salaries for 2014, our compensation committee did so based on the assessment of our compensation programs by Radford, with the philosophy to set total cash compensation close to the 50th percentile of market, with most of our named executive officers positioned within five percent of the 50th percentile. Our executive officers have been paid the base salaries for the year ended December 31, 2014, and are currently being paid the annualized salaries for the year ending December 31, 2015, as set forth in the following table:

Name and Title	2014 Base Salary	2015 Base Salary (1)

Robert B. Stockman, Chief Executive Officer	$371,300	$381,500
Katrina L. Thompson, Chief Financial Officer and Secretary	275,800	284,000
Jeffrey A. Anderson, SVP, Clinical and Regulatory Affairs	275,000	283,000
Donald K. Brandom, Ph.D., SVP, Product Development	260,000	267,500
Robert K. Schultz, Ph.D., President and Chief Operating Officer	339,500	349,500

(1)   Annual increases of 3.0% were awarded effective February 20, 2015.

Performance-Based Cash Bonus Awards:  To help align each executive officer’s efforts with the Company’s financial, operational, and strategic goals, we have utilized a combination of discretionary bonus awards and defined programs for cash bonuses. For the years ended December 31, 2012 and 2013, we utilized defined programs. For the year ended December 31, 2014, due to the Company’s financing needs and change in product programs, a defined bonus program was not implemented and, instead, discretionary bonus awards were to be considered at the end of the year.

In the first quarter of 2014, we determined to focus all research and development efforts on our new FantomTM scaffold program, with a goal of completing development, successfully completing lab and bench testing, and initiating enrollment in a human clinical trial by December 31, 2014. Additionally, the Company set a goal to complete a financing with cash proceeds of least $10 million by December 31, 2014. Both the product development and financing goals were achieved by December 31, 2014, with successful human implants made in December 2014 and completion of a convertible debt financing with $25 million cash proceeds to REVA in November 2014.

The compensation committee evaluated the Company’s achievements, as well as each named executive officer’s position and individual responsibilities, contributions, and performance for the year ended December 2014. The committee additionally considered the cash bonus benchmarking from the defined peer group for each named executive officer. The Company’s approach, however, is to ensure individual incentive payments will not be considered an entitlement. In consideration of the achievements during 2014, the compensation committee awarded the following discretionary bonuses to the named executive officers as of December 31, 2014, which bonuses were paid to our executives in February 2015:

Name and Title	2014 Discretionary Bonus

Robert B. Stockman, Chief Executive Officer	$60,000
Katrina L. Thompson, Chief Financial Officer and Secretary	90,000
Jeffrey A. Anderson, SVP, Clinical and Regulatory Affairs	80,000
Donald K. Brandom, Ph.D., SVP, Product Development	90,000
Robert K. Schultz, Ph.D., President and Chief Operating Officer	110,000

The committee also considered the need to reward exceptional performance in certain circumstances. During 2014, as the need for a financing became critical, our Chief Financial Officer, Ms. Thompson, put forth extraordinary skill and effort toward completing the financing, while continuing to execute the normal responsibilities of her position as well as significant additional responsibilities following the Company’s reduction in headcount during the first quarter of 2014. As a result of this extraordinary situation and successful results, the compensation committee awarded Ms. Thompson a one-time discretionary bonus of $150,000 upon the completion of the financing in November 2014, to be paid following certain final procedures related to the accounting for the financing. The one-time bonus was paid in February 2015.

Due to the nature of the Company’s operating goals for fiscal year 2015, which primarily focus on enrollment of patients into the clinical trial of Fantom, progressing the Company toward an application for CE Marking (the European regulatory approval that would allow commercialization of Fantom in Europe and other countries that recognize that regulatory approval), and planning and executing the initial preparations for commercial operations, the compensation committee has not defined a bonus program for 2015.

When combined with base salaries, the discretionary bonus awards provide for total cash compensation that is generally aligned at close to the 50th percentile of our peer group. The compensation committee believes this program puts more pay at risk through high cash incentive opportunities, which is consistent with a pay-for-performance approach.

Equity-Based Incentive Awards:  In addition to base salary, we provide long-term stock-based incentive awards to our executive officers (in the case of executive directors, these awards are subject to stockholder approval). These stock-based incentive awards generally consist of options to purchase shares of our common stock, and in some cases, shares of restricted stock or restricted stock units. We believe that equity awards help further our compensation objectives by encouraging our executives to remain with us through at least the vesting period for these awards and providing them with an incentive to continue to focus on our long-term financial performance and stockholder value.

Historically, our executive officers have received grants of equity awards at the time of hire or promotion, on an annual basis, and occasionally on an ad-hoc basis. The grants of equity awards are made in accordance with our 2010 Equity Incentive Plan, as amended.

During the year ended December 31, 2014, we continued to complement our cash salary and bonus incentives with annual long-term equity awards based on their value at the date of grant that would provide our named executive officers with total potential equity ownership (which includes both equity compensation and share purchases), on an aggregate basis, positioned near the 50th percentile to emphasize long-term stockholder alignment. Our equity incentive philosophy also calls for vesting over a relevant period (generally four years) combined with annual awards to help ensure long-term performance and to provide for reasonable executive retention. The compensation committee recommended equity awards based on each individual’s performance and the overall compensation philosophy of achieving target compensation.

Our Board awarded the following equity incentives to each of our named executive officers during 2014:

•            Katrina L. Thompson, Chief Financial Officer and Secretary — options to purchase 70,000 shares of common stock (subject to vesting over a 4-year period).

•            Jeffrey A. Anderson, SVP, Clinical and Regulatory Affairs — options to purchase 50,000 shares of common stock (subject to vesting over a 4-year period).

•            Donald K. Brandom, Ph.D., SVP, Product Development — options to purchase 50,000 shares of common stock (subject to vesting over a 4-year period).

•            Robert K. Schultz, Ph.D., President and Chief Operating Officer — options to purchase 100,000 shares of common stock (subject to vesting over a 4-year period).

Although the compensation committee recommended a grant of stock options to Robert Stockman, our Chief Executive Officer, which were subject to stockholder approval, he determined not to include the recommendation in our 2014 Proxy Statement and, therefore, did not receive any equity incentive awards during the year ended December 31, 2014.

We plan to continue to grant equity incentive awards, including stock options, restricted stock, and/or restricted stock units, to our executive officers upon their initial hire, following promotions, and on an annual basis. The guidelines for initial grants are based on the executive’s position and the guidelines for annual grants are designed to partially replace the number of equity awards initially granted to the executive at hiring that vest after one year. For new hires, we also will consider the executive’s background and historical compensation when determining the equity incentive to grant or award. The actual number of options or shares of stock for an executive may be higher or lower than these guidelines, based on individual performance or extraordinary achievements.

Stock and Option Grant Practices:  All equity awards to our employees, consultants, and directors have been granted at no less than the fair market value on the date of the award or grant. The amount of realizable value related to such grants and awards is determined by our stock price following the dates of vesting and, therefore, will be determined by our financial performance in the time after award but prior to vesting. Whether the stock price moves up or down shortly after the award date is largely irrelevant for purposes of the equity awards.

The exercise price of any option grant and the value of any restricted stock or restricted stock unit award are determined by reference to the fair market value of the underlying shares, which our 2010 Equity Incentive Plan, as amended, (the “2010 Plan”) defines as the closing price of our common stock. The closing price of our common stock is calculated in U.S. dollars based on the closing price of our CDIs traded on the ASX on the date of grant or award. However, because options have been, and will continue to be, granted at fair market value, such options only have cash value to the holder to the extent that the price of our common stock increases during the term of the option. Restricted stock awards generally have cash value equal to the current stock price.

Option grants under the 2010 Plan generally vest over four years, with 25 percent of the option vesting on the one-year anniversary of the vesting commencement date and 2.0833 percent vesting each month thereafter. The 2010 Plan also allows for performance-based vesting, with the vesting milestones to be defined upon award date and the measurement of achievement to be determined by the compensation committee. All vesting is subject to continued service to the Company. All of our stock options granted through December 31, 2014 are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested. All options have a 10-year term. The restricted stock we have awarded in accordance with the 2010 Plan has vesting periods of four years, with 25 percent vesting on each annual anniversary date of the award, subject to continued service to the Company. Additional information regarding accelerated vesting prior to, upon, or following a change in control is discussed below under “Potential Payments upon Termination or Change in Control.”

Severance and Change of Control Benefits

We have entered into employment agreements that require specific payments and benefits to certain executive officers in the event their employment is terminated following a change of control or in the event their employment is terminated without cause or by the executive for good reason. See “Employment Agreements” below.

Other Benefits

In order to attract and retain qualified individuals and pay market levels of compensation, we have historically provided, and will continue to provide, our executives with the following benefits:

•            Health Insurance — We provide each of our executives and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees.

•            Life and Disability Insurance — We provide each of our executives with the same life and disability insurance as we make available to our other eligible employees.

•            Pension Benefits — We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executives and other eligible employees may participate in our 401(k) defined contribution plan. We currently provide matching contributions equal to 25 percent of an employee’s deferral amount, to a maximum four percent of the employee’s salary, to the statutory limits.

•            Nonqualified Deferred Compensation — We do not provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

•            Perquisites — We limit the perquisites that we make available to our executive officers. Our executives are entitled to relocation expenses on their initial hire and other benefits with de minimis value that are not otherwise available to all of our employees.

Employment Agreements

Robert B. Stockman:  In August 2010, we entered into an employment offer letter with Mr. Stockman to serve as our Chief Executive Officer. Mr. Stockman’s offer letter provided for, among other things:  (i) an annual base salary, subject to annual review; (ii) eligibility to participate in the Company’s bonus plan; (iii) award of options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date; and, (iv) reimbursement for commuting expenses of up to $6,000 per month for travel and up to $2,500 per month for hotel expenses for regular visits from his home in Princeton, New Jersey, to the Company’s offices in San Diego, California. In the event Mr. Stockman’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Mr. Stockman’s employment is terminated without cause (as defined in the employment offer letter), we will pay Mr. Stockman severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months. The offer letter also provides that if Mr. Stockman resigns for good reason or his employment is terminated without cause within one year following a change of control transaction, Mr. Stockman will receive immediate vesting of all of his outstanding stock options.

Katrina L. Thompson:  In October 2010, we entered into an employment offer letter with Ms. Thompson to serve as our Chief Financial Officer. Ms. Thompson’s offer letter provides for, among other things:  (i) an annual base salary; subject to annual review; (ii) eligibility to participate in the Company’s bonus plan; and, (iii) award of options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date. In the event Ms. Thompson’s employment terminates, any options exercised prior to vesting that have not become vested will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Ms. Thompson’s employment is terminated without cause (as defined in the employment offer letter) or if she resigns for good reason (as defined in the employment offer letter), we will pay Ms. Thompson severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months.

Jeffrey A. Anderson:  In February 2011, we entered into an employment offer letter with Mr. Anderson, to serve as our Vice President of Clinical and Regulatory Affairs. Mr. Anderson’s offer letter provides for, among other things:  (i) an annual base salary, subject to annual review; (ii) eligibility to participate in the Company’s bonus plan; and, (iii) award of options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date. In the event Mr. Anderson’s employment terminates, any options exercised prior to vesting that have not become vested will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Mr. Anderson’s employment is terminated without cause (as defined in the employment offer letter) or if he resigns for good reason (as defined in the employment offer letter), we will pay Mr. Anderson severance equal to (i) three months of base salary and (ii) continuation in our medical and dental insurance plans for three months.

Robert K. Schultz, Ph.D.:  In October 2010, we entered into an employment offer letter with Dr. Schultz to serve as our Chief Operating Officer. Dr. Schultz’s offer letter provides for, among other things:  (i) an annual base salary subject to annual review; (ii) eligibility to participate in the Company’s bonus plan; and, (iii) award of options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date. In the event Dr. Schultz’s employment terminates, any options exercised prior to vesting that have not become vested will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Dr. Schultz’s employment is terminated without cause (as defined in the employment offer letter) or if he resigns for good reason (as defined in the employment offer letter), we will pay Dr. Schultz severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on such review and discussion, the compensation committee recommended to the Board that it be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors on April 3, 2015:

Gordon E. Nye (Chair)

Brian H. Dovey

Robert B. Thomas

2014 Summary Compensation Table

The following table presents the compensation provided during 2014 to our principal executive officer, our principal financial officer, and our three other most highly compensated persons serving as our executive officers as of December 31, 2014. We refer to these executive officers as our “named executive officers.”

Name & Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Comp	All Other Comp		Total Compensation

Robert B. Stockman	2014	$370,469	$60,000	—	—	—	$23,640	(2)	$454,109
Chief Executive Officer	2013	359,692	—	$263,625	$469,500	$138,400	16,995	(2)	1,248,212
	2012	343,077	—	—	—	126,000	30,169	(2)	499,246

Katrina L. Thompson	2014	275,185	240,000	—	151,900	—	5,330	(3)	672,415
Chief Financial Officer	2013	267,200	7,997	102,000	71,500	95,203	5,280	(3)	549,180
and Corporate Secretary	2012	250,103	—	95,700	282,230	99,500	2,500	(3)	730,033

Jeffrey A. Anderson	2014	273,654	80,000	—	108,500	—	5,330	(4)	467,484
SVP, Clinical and	2013	256,923	3,997	—	100,100	73,903	5,280	(4)	440,203
Regulatory Affairs	2012	248,224	—	—	208,750	70,000	5,212	(4)	532,186

Donald K. Brandom, Ph.D.	2014	258,731	90,000	—	108,500	—	2,587	(5)	459,818
SVP, Product Development	2013	242,923	11,050	—	100,100	66,050	1,873	(5)	421,996
	2012	235,769	—	—	275,550	62,000	—		573,319

Robert K. Schultz, Ph.D.	2014	337,106	110,000	—	217,000	—	5,330	(6)	669,436
President and	2013	328,861	11,984	102,000	71,500	110,416	5,280	(6)	630,041
Chief Operating Officer	2012	310,897	—	95,700	282,230	96,000	5,230	(6)	790,057

(1)    Amounts do not reflect compensation received by our named executive officers. Rather, the amounts represent the aggregate grant date fair value of restricted stock and option awards. Restricted stock value is determined by multiplying the ASX closing market price of our CDIs on the date of award, as converted to shares and U.S. dollars, by the number of shares awarded. The fair value of stock options is determined using the Black-Scholes option model. For the assumptions used in our valuations, see “Note 7 — Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2014, as filed with the SEC.

(2)    Consists of 401(k) matching contributions of $926, $906, and $939 for 2014, 2013, and 2012, respectively; phone allowance of $2,730 in each year; and, commuting and living expense reimbursements of $19,984, $13,359, and $26,500 in 2014, 2013, and 2012, respectively. For additional information regarding the commuting and living expense reimbursement, see “Employment Agreements — Robert B. Stockman” above.

(3)    Consists of 401(k) matching contributions of $2,600, $2,550, and $2,500 for 2014, 2013, and 2012, respectively and a phone allowance of $2,730 in each of 2014 and 2013.

(4)    Consists of 401(k) matching contributions of $2,600, $2,550, and $2,482 for 2014, 2013, and 2012, respectively, and a phone allowance of $2,730 in each year.

(5)    Consists of 401(k) matching contributions.

(6)    Consists of 401(k) matching contributions of $2,600, $2,550, and $2,500 for 2014, 2013, and 2012, respectively, and a phone allowance of $2,730 in each year.

Grants of Plan-Based Awards in 2014

The following table describes the grants of plan-based awards made to our named executive officers in 2014. There were no awards under non-equity incentive plans during 2014:

Name	Award Type	Grant Date	Option Award: Number of Securities Underlying Option (1)	Exercise Price of Option Award	Grant Date Fair Value of Option Award (2)

Robert B. Stockman, CEO	—	—	—	—	$—
Katrina L. Thompson, CFO and Secretary	Stock Options	1/20/14	70,000	3.80	151,900
Jeffrey A. Anderson, SVP	Stock Options	1/20/14	50,000	3.80	108,500
Donald K. Brandom, Ph.D., SVP	Stock Options	1/20/14	50,000	3.80	108,500
Robert K. Schultz, Ph.D., President and COO	Stock Options	1/20/14	100,000	3.80	217,000

(1)   Stock options are granted under our 2010 Equity Incentive Plan; they vests over four years with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting in equal monthly installments over the subsequent 36-month period.

(2)   The fair value of stock options disclosed herein is equal to the aggregate fair value on the date of grant, based on the ASX closing market price of our CDIs on the date of grant, as converted to shares and U.S. dollars; stock option value is determined using the Black-Scholes option model. For the assumptions used in our valuations, see “Note 7 — Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2014, as filed with the SEC.

2014 Option Exercises and Vesting of Restricted Stock

The table below sets forth the options exercised and restricted stock that vested during 2014 for each of our named executive officers. The value realized upon the exercise of stock options is calculated as the difference between the ASX closing market price of our common stock on the date of exercise, as converted to shares and U.S. dollars, and the exercise price of the option. The value realized upon vesting of restricted stock awards is calculated by multiplying the number of shares shown as vesting in the table by the ASX closing market price of our common stock on the date of vesting, as converted to shares and U.S. dollars.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Valued Realized on Vesting

Robert B. Stockman, CEO	—	—	11,875	$18,300

Katrina L. Thompson, CFO and Secretary	43,575	$53,183	9,125	25,800

Jeffrey A. Anderson, SVP	5,000	4,700	—	—

Donald K. Brandom, Ph.D., SVP	37,150	108,200	—	—

Robert K. Schultz, Ph.D., President and COO	85,000	236,725	9,125	25,800

Outstanding Equity Awards at December 31, 2014

The following comprises outstanding equity awards held by our named executive officers at December 31, 2014:

	Option Awards				Stock Awards
	# of Securities				Number of		Market Value
	Underlying		Option		Shares		of Shares
	Unexercised		Exercise	Option	of Stock that		of Stock that
	Options		Price	Expiration	have not		have not
Name	Exercisable (1)		($/Share)	Date	Vested		Vested (12)

Robert B. Stockman, CEO	750,000	(2)	$11.00	10/21/20	35,625	(9)	$118,275
	150,000	(3)	5.55	5/29/23

Katrina L. Thompson, CFO and	71,425	(2)	1.40	11/20/18	8,250	(10)	27,390
Secretary	190,000	(2)	11.00	10/21/20	15,000	(11)	49,800
	84,500	(4)	5.80	7/17/22
	25,000	(5)	5.10	1/14/23
	70,000	(6)	3.80	1/20/24

Jeffrey A. Anderson, SVP	15,000	(2)	1.25	7/13/15	—		—
	50,000	(7)	13.70	3/15/21
	62,500	(4)	5.80	7/17/22
	35,000	(5)	5.10	1/14/23
	50,000	(6)	3.80	1/20/24

Donald K. Brandom, Ph.D., SVP	50,000	(2)	1.25	7/13/15	—		—
	50,000	(2)	1.40	11/20/18
	75,000	(8)	13.70	3/15/21
	82,500	(5)	5.80	7/17/22
	35,000	(6)	5.10	1/14/23
	50,000	(7)	3.80	1/20/24

Robert K. Schultz, Ph.D., President and	175,000	(2)	1.25	7/13/15	8,250	(10)	27,390
COO	130,000	(2)	1.40	11/20/18	15,000	(11)	49,800
	215,000	(2)	11.00	10/21/20
	84,500	(4)	5.80	7/17/22
	25,000	(5)	5.10	1/14/23
	100,000	(6)	3.80	1/20/24

(1)              All options are immediately exercisable upon grant and are subject to repurchase by REVA at the exercise price in the event an employee terminates service prior to vesting. There are no securities that are unexercisable.

(2)              Options were 100% vested as of December 31, 2014.

(3)              Options vest 25% on May 29, 2014 and in equal monthly installments for a period of 36 months thereafter.

(4)              Options vest 25% on July 17, 2013 and in equal monthly installments for a period of 36 months thereafter.

(5)              Options vest 25% on January 14, 2014 and in equal monthly installments for a period of 36 months thereafter.

(6)              Options vest 25% on January 20, 2015 and in equal monthly installments for a period of 36 months thereafter.

(7)              Options vest 25% on February 22, 2012 and in equal monthly installments for a period of 36 months thereafter.

(8)              Options vest 25% on March 15, 2013 and in equal monthly installments for a period of 36 months thereafter.

(9)              11,875 shares of restricted stock vest on each annual anniversary date of May 29, 2013.

(10)       4,125 shares of restricted stock vest on each annual anniversary date of July 17, 2012.

(11)       5,000 shares of restricted stock vest on each annual anniversary date of January 14, 2013.

(12)       Market value is calculated based on the ASX closing price of our CDIs as of December 31, 2014, as converted to shares and U.S. dollars.

Potential Payments upon Termination or Change in Control

The table below describes the potential payments or benefits to our named executive officers under the arrangements discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2014 termination date. Please see the employment offer letters described in “Employment Agreements” for additional information.

Name	Base Salary	Health Insurance	Stock Option Vesting (1) (2)		Total

Robert B. Stockman, CEO Termination Without Cause Termination for Good Reason Qualifying Termination after Change of Control	$185,650 — —	$10,418 — —	— — —	(3)	$196,068 — —

Katrina L. Thompson, CFO and Secretary Termination Without Cause Termination for Good Reason Qualifying Termination after Change of Control	137,900 137,900 —	3,421 3,421 —	— — —		141,321 141,321 —

Jeffrey A. Anderson, SVP Termination Without Cause Termination for Good Reason Qualifying Termination after Change of Control	68,750 68,750 —	5,209 5,209 —	— — —		73,959 73,959 —

Donald K. Brandom, Ph.D., SVP Termination Without Cause Termination for Good Reason Qualifying Termination after Change of Control	— — —	— — —	— — —		— — —

Robert K. Schultz, Ph.D., President and COO Termination Without Cause Termination for Good Reason Qualifying Termination after Change of Control	169,750 169,750 —	8,058 8,058 —	— — —		177,808 177,808 —

(1)   Represents the value of shares of common stock subject to options which would accelerate upon a termination of the executive’s employment. The amount indicated in the table is calculated as the spread value of the options subject to accelerated vesting on December 31, 2014, but assuming a price per share of $3.32, calculated based on the closing price of REVA’s common stock traded in the form of CDIs on the ASX.

(2)   Requires a change of control plus a qualifying termination of employment before vesting of options would be accelerated.

(3)   Terms of Mr. Stockman’s employment offer letter provide for the immediate vesting of all his outstanding stock options upon a termination without cause or a resignation for good reason within one year following a change of control. As of December 31, 2014, a total of 90,630 options remained subject to accelerated vesting. The exercise price of these options exceeded the market value of the underlying shares on December 31, 2014 and, therefore, no value is attributable to the potential acceleration of vesting at that date.

Non-Executive Director Compensation

In October 2010, our Board adopted our Independent Director Compensation Policy, pursuant to which non-executive directors will be compensated for their services on our Board. Pursuant to the policy:

•                  each non-executive director will receive an annual fee of $35,000 payable as cash compensation for the director’s service during the year; and

•                  the Chair of each committee will receive an additional annual fee of $5,000 as cash compensation for the Chair’s service during the year.

The fees payable pursuant to the Independent Director Compensation Policy are payable quarterly within thirty days of the beginning of each quarter.

In addition, under the Independent Director Compensation Policy each director may receive an annual grant of options to purchase shares of our common stock at the discretion of the Board. Any such grant will be subject to stockholders’ approval in accordance with ASX Listing Rules. Any option grants to directors will be immediately exercisable and will have an exercise price per share determined at the fair market value on the date of grant. Any options granted during and prior to the year ended December 31, 2014 vest over four years, with 25 percent of options vesting one year from the date of the grant, and 75 percent of options vesting in equal monthly installments over the subsequent 36-month period.  In January 2015, our Board revised the vesting policy such that any options granted in 2015 will vest in quarterly installments over a 12-month period beginning on the three month anniversary of the grant date. Any options exercised prior to vesting will be subject to a repurchase right by us until fully vested at the lesser of cost or fair market value. Each director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board meetings and any committee meetings on which he or she serves as a committee member.

The following table presents board fee compensation to our non-executive directors for 2014. Employee directors do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total

Brian H. Dovey	$35,000	$12,300	$47,300
Anne J. Keating	40,000	12,300	52,300
Gordon E. Nye	40,000	12,300	52,300
Robert B. Thomas	40,000	12,300	52,300

(1)   Amounts do not reflect compensation received by our directors. Rather, the amounts represent the aggregate grant date fair value of option awards. The fair value is determined using the Black-Scholes option model. For the assumptions used in our valuations, see “Note 7 — Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2014, as filed with the SEC.

In January 2015 our Board approved a one-time cash payment to Gordon Nye in the amount of $87,500 as compensation for consulting services provided to the Company during the period August 2014 through January 2015. This consulting compensation to Mr. Nye was in excess of his director fees for 2014.

The following table presents the number of options granted under ASX Listing Rule 10.14 to our non-executive directors following receipt of stockholder approval at each or our Annual Meetings in 2012, 2013, and 2014. All options were granted for nil consideration. Each option allows a director to purchase one share of our common stock under our 2010 Equity Incentive Plan, as amended.

	Date of Option Grant			Total Options
Name	May 20, 2012	May 29, 2013	May 12, 2014	Granted

Brian H. Dovey	12,500	15,000	15,000	42,500
Anne J. Keating	12,500	15,000	15,000	42,500
Gordon E. Nye	12,500	15,000	15,000	42,500
James J. Schiro (1)	12,500	15,000	15,000	42,500
Robert B. Thomas	12,500	15,000	15,000	42,500

(1)   None of the options granted to Mr. Schiro were exercised prior to or after his resignation from our Board of Directors in July 2014 and, therefore, they all lapsed prior to December 31, 2014.

PROPOSAL 1 — ELECTION OF CLASS II DIRECTORS

At the Annual Meeting, our stockholders will be asked to elect the three directors nominated for election as Class II directors. Our Board of Directors currently consists of seven members and is divided into three classes; Class I and Class III comprise two directors each and Class II comprises three directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On April 3, 2015, the Board unanimously nominated Gordon E. Nye and Robert B. Thomas for re-election and R. Scott Huennekens for election at the 2015 Annual Meeting as the three Class II directors. Gordon E. Nye and Robert B. Thomas are current Class II directors whose terms expire at the Annual Meeting. Our Board appointed R. Scott Huennekens on March 26, 2015 to serve as a director until the next annual general meeting after his appointment (being this Annual Meeting), when he must be duly elected by a vote of our stockholders.

If elected, the three directors nominated for election as Class II directors will serve until the Company’s annual meeting of stockholders in 2018, and in each case until their successors are elected and qualified, or until their earlier resignation or removal. All of the nominees have indicated their willingness to serve if elected, but if any of the nominees should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

Vote Required for Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the director nominees receiving the highest number of “FOR” votes will be elected as Class II directors. Abstentions and broker non-votes are not counted as votes cast with respect to that director, and will have no direct effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL 2 — ELECTION OF CLASS III DIRECTOR

At the Annual Meeting, our stockholders will be asked to elect the director nominated for election as a Class III director. Our Board of Directors currently consists of seven members and is divided into three classes; Class I and Class III comprise two directors each and Class II comprises three directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On April 3, 2015, the Board unanimously nominated Dr. Ross A. Breckenridge for election at the 2015 Annual Meeting as a Class III director. Our Board appointed Dr. Breckenridge on January 28, 2015 to serve as a director until the next annual general meeting after his appointment (being this Annual Meeting), when he must be elected by a vote of our stockholders.

If elected, the Class III director nominated for election will serve until the Company’s annual meeting of stockholders in 2016, and until his successor is elected and qualified, or until his earlier resignation or removal. The nominees has indicated his willingness to serve if elected, but if he should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

Vote Required for Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the director nominee receiving the highest number of “FOR” votes will be elected as a Class III director. Abstentions and broker non-votes are not counted as votes cast with respect to that director, and will have no direct effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ELECTION OF THE DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2015. We are asking our stockholders to ratify the appointment of Grant Thornton LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor even though the ratification is not required by our bylaws or otherwise. If our stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Grant Thornton LLP as our independent auditor or whether to consider the appointment of a different firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2015.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE RATIFICATION OF OUR APPOINTMENT OF GRANT THORNTON LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSALS 4 AND 5 — APPROVAL OF THE GRANT OF STOCK OPTIONS TO

NON-EXECUTIVE DIRECTORS OF THE COMPANY

UNDER THE 2010 EQUITY INCENTIVE PLAN

Introduction

On April 3, 2015, our Board of Directors, upon the recommendation of the compensation committee, approved the grant of an aggregate 60,000 options to purchase 60,000 shares of our common stock (the “Options”) under the REVA Medical, Inc. 2010 Equity Incentive Plan, as amended, (the “Plan”) in the amounts of 30,000 Options to each of Dr. Ross A. Breckenridge and R. Scott Huennekens (the “non-executive directors”), subject to obtaining stockholder approval for each grant at the 2015 Annual Meeting as required by the ASX Listing Rules.

The aggregate market value of the shares issuable on exercise of the Options proposed for grant to the non-executive directors is US$241,200, based on the ASX closing price of our CDIs and exchange rate on April 3, 2015 (Australian Eastern Daylight Time). As of April 3, 2015, the Company had a total of 3,191,528 options reserved for issuance for employees and non-executive directors. Proposals 4 and 5 recommend the issuance of Options to the non-executive directors that constitute approximately 1.9 percent of the total number of stock options reserved for issuance.

Approvals

Our CHESS Depositary Interests (“CDIs”), each representing one-tenth of a share of our common stock, are listed on the Australian Securities Exchange (“ASX”). ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of the Options to the non-executive directors of the Company as described below.

Principal Terms of the Options

If Proposals 4 and 5 are approved by stockholders, the Options will be issued to the non-executive directors as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting. The Options to be issued to each of the non-executive directors will be issued on the following terms and conditions:

(a)         Grant Price:  There is no consideration payable for the grant of the Options.

(b)         Exercise Price:  The exercise price of the Options will be equal to the closing price of the Company’s CDIs on the ASX on the date of grant of the Options. Any vested Options will be exercisable; unvested Options will not be exercisable. Upon exercise, each option will entitle the non-executive director to receive one share of REVA’s common stock.

(c)          Vesting Conditions:  The Options are scheduled to vest over four years, with 25 percent of the Options vesting one year from the date of the grant, and 75 percent of the Options vesting in equal monthly installments over the subsequent 36-month period. There are no performance conditions or other requirements attaching to the Options other than the requirement that the non-executive director to whom they are granted continue to be a director of the Company at each relevant vesting date.

(d)         Lapsing of Options:  The Options will lapse in circumstances where:

(i)            the Options have been exercised or otherwise settled;

(ii)         the Non-Executive Director ceases to be a director of the Company;

(iii)      there has been a change in control event (as defined in the Plan), in which event any unvested Options will become vested and a settlement of the Options will occur; or,

(iv)     the Options have not been exercised by the tenth anniversary of the date of grant.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals 4 and 5. The maximum aggregate number of Options that may be granted by the Company under Proposals 4 and 5 is 60,000 Options, comprising:

•            30,000 Options to Dr. Ross A. Breckenridge and

•            30,000 Options to R. Scott Huennekens.

Upon exercise, each Option will entitle the relevant non-executive director to receive one share of REVA’s common stock. No loan will be made by the Company to any non-executive director in connection with the acquisition or exercise of Options or the underlying shares of common stock.

The securities received by our directors under ASX Listing Rule 10.14 are presented in the Non-Executive Director Compensation section above. Our directors did not receive options or any other equity awards subsequent to our 2014 Annual Meeting.

All of our directors are entitled to participate in the Plan. Details of any securities issued under the Plan will be published in the Company’s Annual Report relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons who become entitled to participate in the Plan after approval of Proposals 4 and 5 and who are not named in this Proxy Statement will not participate until any applicable approval is obtained under ASX Listing Rule 10.14.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposals 4 and 5 by the directors of REVA or any associate of the directors of REVA. However, the Company need not disregard a vote if:

•            it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or

•            it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

Vote Required for Approval

Approval of Proposals 4 and 5 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Excluding Dr. Ross A. Breckenridge with respect to Proposal No. 4 and R. Scott Huennekens with respect to Proposal No. 5, who do not make a recommendation due to their personal interest in those proposals,

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE APPROVAL OF PROPOSALS 4 AND 5.

PROPOSALS 6 THROUGH 11 — APPROVAL OF THE AWARD OF RESTRICTED STOCK

UNITS TO NON-EXECUTIVE DIRECTORS OF THE COMPANY

UNDER THE 2010 EQUITY INCENTIVE PLAN

Introduction

On April 3, 2015, our Board of Directors, upon the recommendation of the compensation committee, approved the award of an aggregate 110,000 restricted stock units for 110,000 shares of common stock (the “RSUs”) under our 2010 Equity Incentive Plan, as amended, (the “Plan”) in the amounts of 15,000 RSUs to each of Ross A. Breckenridge, Brian H. Dovey, R. Scott Huennekens, Anne J. Keating, and Robert B. Thomas and 35,000 RSUs to Gordon E. Nye (the “non-executive directors”), subject to obtaining stockholder approval for each award at the 2015 Annual Meeting as required by the ASX Listing Rules. The recommendation to award an additional 20,000 RSUs to Mr. Nye was made in consideration of the extraordinary contribution he has made as a Board member.

The aggregate market value of the shares underlying the RSUs proposed to be awarded to each of the non-executive directors is US$442,000 based upon the closing price of our CDIs on the ASX and exchange rate on April 3, 2015 (Australian Eastern Daylight Time). As of April 3, 2015, the Company had a total of 3,191,528 RSUs and/or stock options reserved for issuance to employees and non-executive directors. Proposals 6 through 11 recommend the award of the RSUs to the non-executive directors that constitute approximately 3.4 percent of the total number of RSUs and/or stock options reserved for issuance.

Approvals

Our CHESS Depositary Interests (“CDIs”), each representing one-tenth of a share of our common stock, are listed on the Australian Securities Exchange (“ASX”). ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the award of the RSUs to each of the non-executive directors of the Company as described below.

Principal Terms of the Restricted Stock Units

If Proposals 6 through 11 (inclusive) are approved by stockholders, the RSUs will be issued to the non-executive directors as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting. The RSUs to be issued to each of the non-executive directors will be issued on the following terms and conditions:

(a)   Issue Price:  There is no consideration payable for the award, or upon vesting, of the RSUs.

(b)         Vesting Conditions:  The RSUs are scheduled to vest on the earlier of (i) one year from the date of award or (ii) the day prior to our 2016 Annual Meeting. There are no performance conditions or other requirements attaching to the RSUs, other than the requirement that the non-executive director to whom they are awarded be a director of the Company on the vesting date. Any unvested RSUs will vest in full upon a change in control of the Company, as defined in the Plan.

(c)          Issuance of Common Stock:  Upon vesting, the RSUs will be settled by issuance of the same number of shares of the Company’s common stock.

(d)         Restrictions on Transfer of RSUs:  Prior to vesting, the RSUs may not be transferred, sold, exchanged, assigned, encumbered, or subjected to garnishment, except by transfer through a will or the laws of descent and distribution.

(e)          Lapsing of RSUs:  The RSUs will lapse in circumstances where:

(i)           the RSUs have been settled with issuance of the Company’s common stock;

(ii)        the non-executive director ceases to be a director of the Company; or,

(iii)     there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the RSUs will occur.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals 6 through 11. The maximum aggregate number of RSUs that may be awarded by the Company under Proposals 6 through 11 is 110,000 RSUs, comprising:

•            15,000 RSUs to Dr. Ross A. Breckenridge;

•            15,000 RSUs to Brian H. Dovey;

•            15,000 RSUs to R. Scott Huennekens;

•            15,000 RSUs to Anne J. Keating;

•            35,000 RSUs to Gordon E. Nye; and,

•            15,000 RSUs to Robert B. Thomas.

Upon vesting, each RSU will entitle the relevant non-executive director to receive one share of REVA’s common stock. Our directors have not previously received RSUs. All of our directors are entitled to participate in the Plan. Details of any securities issued under the Plan will be published in the Company’s Annual Report relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons who become entitled to participate in the Plan after approval of Proposals 6 through 11 and who are not named in this Proxy Statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposals 6 through 11 by the directors of REVA or any associate of the directors of REVA. However, the Company need not disregard a vote if:

•            it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or,

•            it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Vote Required for Approval

Approval of Proposals 6 through 11 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Excluding Dr. Ross A. Breckenridge (with respect to Proposal No. 6), Brian H. Dovey (with respect to Proposal No. 7), R. Scott Huennekens (with respect to Proposal No. 8), Anne J. Keating (with respect to Proposal No. 9), Gordon E. Nye (with respect to Proposal No. 10), and Robert B. Thomas (with respect to Proposal No. 11) who do not make a recommendation with respect to the proposal in brackets after their name due to their personal interest in that proposal,

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSALS 6 THROUGH 11 (INCLUSIVE).

PROPOSALS 12 AND 13 — APPROVAL OF THE GRANT OF STOCK OPTIONS

AND RESTRICTED STOCK UNITS TO ROBERT B. STOCKMAN

UNDER THE 2010 EQUITY INCENTIVE PLAN

Introduction

On April 3, 2014, our Board of Directors, upon the recommendation of the compensation committee, approved the grant of 70,000 options to purchase 70,000 shares of our common stock (the “Options”) and the award of                restricted stock units for                shares of common stock (the “RSUs”), both under our 2010 Equity Incentive Plan, as amended, (the “Plan”), to Robert B. Stockman, our Chairman and Chief Executive Officer, subject to obtaining stockholder approval for the grant and the award at the 2015 Annual Meeting as required by the ASX Listing Rules.

The market value of the shares issuable on exercise of the Options proposed to be granted to Mr. Stockman is estimated to be US$281,000 and the market value of the RSUs proposed to be awarded to Mr. Stockman is US$                , which totals US$                   based upon the closing price of our CDIs on the ASX and exchange rates on April 3, 2015 (Australian Eastern Daylight Time). As of April 3, 2015, the Company had a total of 3,191,528 stock options and/or RSUs reserved for issuance to employees and non-executive directors. Proposals 12 and 13 recommend the grant of Options and award of RSUs to Mr. Stockman that constitute approximately            percent of the total number of options and/or RSUs reserved for issuance.

Approvals

Our CHESS Depositary Interests (“CDIs”), each representing one-tenth of a share of common stock, are listed on the Australian Securities Exchange (“ASX”). ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of Options and RSUs to Mr. Robert B. Stockman, our Chairman and Chief Executive Officer. If Proposals 12 and 13 are approved by stockholders, the Options and RSUs will be issued to Mr. Stockman as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting.

Principal Terms of the Options

The Options to be granted to Mr. Stockman will be issued on the following terms and conditions:

(a)         Grant Price:  There is no consideration payable for the grant of the Options.

(b)         Exercise Price:  The exercise price of the Options will be equal to the closing price of the Company’s CDIs on the ASX on the date of grant of the Options. Any vested Options will be exercisable; unvested Options will not be exercisable. Upon exercise, each option will entitle Mr. Stockman to receive one share of REVA’s common stock.

(c)          Vesting Conditions:  The Options are scheduled to vest over four years, with 25 percent of the Options vesting one year from the date of the grant, and 75 percent of the Options vesting in equal monthly installments over the subsequent 36-month period. There are no performance conditions or other requirements attaching to the Options other than the requirement that Mr. Stockman continue be in service to the Company at each relevant vesting date.

(d)         Lapsing of Options:  The Options will lapse in circumstances where:

(i)           the Options have been exercised and settled;

(ii)        Mr. Stockman ceases to be an employee or director of the Company;

(iii)     there has been a change in control event (as defined in the Plan), in which event any unvested Options will become vested and a settlement of the Options will occur; or,

(iv)    the Options have not been exercised by the tenth anniversary of the date of grant.

Principal Terms of the Restricted Stock Units

The RSUs to be awarded to Mr. Stockman will be issued on the following terms and conditions:

(a)         Issue Price:  There is no consideration payable for the award, or upon vesting, of the RSUs.

(b)         Vesting Conditions:  The RSUs are scheduled to vest on the earlier of (i) one year from the date of award or (ii) the day prior to our 2016 Annual Meeting. There are no performance conditions or other requirements attaching to the RSUs, other than the requirement that Mr. Stockman be in service to the Company on the vesting date. Any unvested RSUs will vest in full upon a change in control of the Company, as defined in the Plan.

(c)          Issuance of Common Stock:  Upon vesting, the RSUs will be settled by issuance of the same number of shares of the Company’s common stock.

(d)         Restrictions on Transfer of RSUs:  Prior to vesting, the RSUs may not be transferred, sold, exchanged, assigned, encumbered, or subjected to garnishment, except by transfer through a will or the laws of descent and distribution.

(e)          Lapsing of RSUs:  The RSUs will lapse in circumstances where:

(i)           the RSUs have been settled with issuance of the Company’s common stock;

(ii)        Mr. Stockman ceases to be an employee or director of the Company;

(iii)     there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the RSUs will occur; or,

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals 12 and 13. The maximum number of Options that may be granted by the Company under Proposal 12 to Mr. Stockman is 70,000 Options and the maximum number or RSUs that may be awarded under Proposal 13 to Mr. Stockman is                RSUs. No loan will be made by the Company to Mr. Stockman in connection with the acquisition or exercise of any of the Options or the underlying shares of common stock. Mr. Stockman has not been granted stock options, restricted stock, or any other form of equity compensation since May 29, 2013, when he was granted 150,000 options to purchase 150,000 shares of common stock and awarded 47,500 shares of restricted common stock, both following stockholder approval. He was not awarded any form of equity compensation in 2012.

Details of those directors who have received securities since the last approval under ASX Listing Rule 10.14 are set out Proposals 4 through 11 of this Proxy Statement. All employees and directors, including Mr. Stockman, are entitled to participate in the Plan. Details of any securities issued under the Plan will be published in the Company’s Annual Report relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any other persons who become entitled to participate in the Plan after approval of Proposals 12 and 13 and who are not named in this Proxy Statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposals 12 and 13 by the directors of REVA or any associate of the directors of REVA. However, the Company need not disregard a vote if:

•            it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card or

•            it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Vote Required for Approval

Approval of Proposals 12 and 13 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Excluding Robert B. Stockman who does not make a recommendation with respect to the proposals due to his personal interest in the proposals, THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSALS 12 AND 13.

PROPOSAL 14 — APPROVAL OF AN INCREASE IN THE AGGREGATE ANNUAL

FEES FOR NON-EXECUTIVE DIRECTORS TO US$300,000

Under the Company’s Independent Director Compensation Policy, which was adopted in 2010 when the size of our Board was six members, non-executive directors are compensated for their services on our Board. Each non-executive director receives an annual fee of US$35,000 and the Chair of each committee receives an additional annual fee of US$5,000. Fees are paid quarterly. The remuneration to our continuing non-executive directors for the year ended December 31, 2014 is disclosed in the “Non-Executive Director Compensation” section above.

On March 25, 2015, our Board approved an increase in its size from six members to seven, each of whom will be compensated in accordance with our Independent Director Compensation Policy. Accordingly, the annual fees payable to our non-executive directors, in the aggregate, will increase by at least US$35,000. Additionally, since the fee structure has not been adjusted during the past five years, and although it is not currently contemplated to be adjusted, there is a possibility of an inflation adjustment or other increase in the future. This type of increase may be necessary to provide the Company the ability to attract and retain directors with appropriate experience and integrity as the Company prepares for commercialization. Given these matters, our Board approved, subject to obtaining stockholder approval, an increase in the total aggregate annual directors’ fees payable to all non-executive directors of the Company to a maximum of US$300,000 (“Proposed Maximum Amount”).

The current maximum aggregate amount available for the remuneration of non-executive directors is US$225,000 per annum. Accordingly, if the Proposed Maximum Amount is approved, there would be an additional US$75,000 available each year.

Robert B. Stockman, as Chief Executive Office of the Company, receives salary and other compensation in accordance with the terms of his employment agreement, but does not receive director fees. The compensation paid by the Company to Mr. Stockman is not included in the Maximum Aggregate Amount of directors’ fees for the purpose of this Proposal.

ASX Listing Rule 10.17 provides that prior shareholder approval must be obtained for any proposed increase to the total aggregate directors’ fees payable to the Company’s non-executive directors. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.17, and for all other purposes, to increase the total aggregate annual directors’ fees payable to all non-executive directors of the Company to a maximum of US$300,000, to be allocated among the directors in such proportion as determined by the Company, effective the beginning of fiscal year 2015.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposal 14 by the directors of REVA or any associate of the directors of REVA. However, the Company need not disregard a vote if:

•            it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card or

•            it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Vote Required for Approval

Approval of Proposal 14 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION WITH RESPECT

TO PROPOSAL 14 DUE TO THEIR PERSONAL INTERESTS IN THE PROPOSAL.

SHAREHOLDERS SHOULD JUDGE FOR THEMSELVES WHETHER OR

NOT THE DIRECTOR FEE INCREASE SHOULD BE APPROVED.

PROPOSAL 15 — APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers in accordance with the rules of the SEC. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our named executive officers.

The Say on Pay vote is advisory, and therefore not binding on the compensation committee or the Board. Although the vote is non-binding, the compensation committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

We design our executive compensation programs to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of long-term stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives.

We believe stockholders should consider the following key aspects of executive compensation with respect to our named executive officers when voting on this proposal:

•            base salaries in fiscal year 2014 increased 3.0% for executives not receiving a promotion and 6.8% for executives receiving promotions, as compared to the 2013 base salaries;

•            in addition to base salaries, the executives have a potential for variable bonuses and equity awards that would comprise a significant percentage of total compensation. The bonuses awarded for 2014 were determined on a discretionary basis and based on achievement of the Company product development and financing goals for 2014;

•            the Company grants long-term equity awards that link the interests of our executives with those of our stockholders;

•            our compensation programs were reviewed by the compensation committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company; and,

•            any change-of-control benefits are based on a double-trigger philosophy, i.e., requiring a change-of-control plus a qualifying termination of employment before benefits are paid.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of REVA Medical, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock (as converted and aggregated for any holdings in the form of CHESS Depositary Interests) as of April 3, 2015 by:

•            each stockholder known to beneficially own five percent or more of our stock (“principal stockholders”);

•            each of our directors;

•            each of our named executive officers; and,

•            all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned and the percentage ownership by a person or entity, shares of common stock subject to options, warrants, or other conversions held by that person or entity that are currently exercisable or exercisable within 60 days of April 3, 2015 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person or entity. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each beneficial owner named in the table has sole voting and investment power with respect to the shares set forth opposite such owner’s name, based on information provided to us by such stockholders. Except as otherwise indicated, the address of each stockholder is c/o REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A.

Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Common Stock (1)

Principal Stockholders:
Senrigan Capital Group Limited (2)	11,518,308	26.4%
Goldman Sachs International (3)	10,128,078	23.2%
Domain Partners (4)	3,691,188	11.0%
Elliott Associates, L.P. (5)	3,227,031	9.6%
Saints Capital Everest, L.P. (6)	3,223,513	9.6%
Brookside Capital Partners Fund, LP (7)	2,965,022	8.8%
Stephen Feinberg (8)	2,884,426	8.6%
Medtronic, Inc. (9)	2,635,479	7.9%

Directors and Named Executive Officers:
Robert Stockman (10)	2,956,086	8.6%
Katrina L. Thompson (11)	576,000	1.7%
Jeffrey A. Anderson (12)	217,500	*
Donald K. Brandom, Ph.D. (13)	387,550	1.1%
Robert K. Schultz, Ph.D. (14)	966,000	2.8%
Brian H. Dovey (15)	3,796,188	11.3%
Anne J. Keating (16)(17)	126,482	*
Gordon E. Nye (17)	938,131	2.8%
Robert B. Thomas (15)(18)	170,000	*

All directors and executive officers as a group (12 persons)	10,443,937	28.4%

*                           Indicates beneficial ownership of less than 1% of our shares of common stock.

(1)                   Number of shares owned as shown both in this table and the accompanying footnotes and percentage ownership is based on 33,579,778 shares of common stock (which is equivalent to 335,797,780 CDIs) outstanding on April 3, 2015.

(2)                   The address of Senrigan Capital Group Limited is 11th Floor, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong. Amounts include 1,390,230 shares held in the form of CDIs by Senrigan Capital Group Limited, a Hong Kong private company, Senrigan Capital Management Limited (“SCM”), and Nick Taylor. Mr. Taylor is the majority owner of SCM and by virtue of this relationship, may be deemed to beneficially own the shares. Senrigan Master Fund, of which Mr. Taylor is a principal, holds 4,375,000 warrants that are immediately exercisable and 5,753,078 equivalent shares in the form of convertible notes that are immediately convertible.

(3)                   The address of Goldman Sachs International is Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

(4)                   The address of Domain Partners is One Palmer Square, Suite 515, Princeton, NJ 08542. 3,606,002 of the shares of common stock are held directly by Domain Partners V, L.P. and 85,186 of the shares of common stock are held directly by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(5)                   The address of Elliott Associates, L.P. is 40 West 57th Street, 30th Floor, New York, NY 10019. Elliott Associates, L.P. has voting and dispositive power with respect to the shares. The general partners of Elliott Associates, L.P. are Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., a Delaware limited partnership (“Capital Advisors”), which is controlled by Singer, and Elliott Special GP, LLC, a Delaware limited liability company (“Special GP”), which is controlled by Singer.

(6)                   The address of Saints Capital Everest, L.P. is 2020 Union Street, San Francisco, CA 94123. Saints Capital Everest, LLC is the general partner of Saints Capital Everest, L.P. and has voting and dispositive power with respect to the shares. The Managing Members of Saints Capital Everest, LLC consist of Scott Halsted, Ken Sawyer, David Quinlivan, and Ghia Griarte. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(7)                   The address of Brookside Capital Partners Fund, L.P. is John Hancock Tower, 200 Clarendon St., Boston, MA 02116. 2,783,204 of the shares are held directly by Brookside Capital Partners Fund, LP and 181,818 of the shares are held by Brookside Capital Trading Fund L.P. Matt McPherron, the Managing Director of Brookside Capital Partners Fund, LP, has voting and dispositive power with respect to the shares. Mr. McPherron disclaims beneficial ownership except to the extent of his pecuniary interests therein.

(8)                   The address for Stephen Feinberg is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, NY 10171. Cerberus America Series Two Holdings, LLC holds 26,167 shares of common stock, Cerberus International, Ltd. holds 995,553 shares of common stock, Cerberus Partners, L.P. holds 520,641 shares of common stock, Cerberus Series Four Holdings, LLC holds 1,046,486 shares of common stock, and Gabriel Assets, LLC (collectively with Cerberus America Series Two Holdings, LLC, Cerberus International, Ltd., Cerberus Partners, L.P. and Cerberus Series Four Holdings, LLC, the “Cerberus Entities”) holds 295,579 shares of common stock. Stephen Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of all securities of REVA held by the Cerberus Entities.

(9)                   The address of Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.

(10)            Includes 238,235 shares of common stock held by Group Outcome Investors I, LLC. Also includes 1,347,070 shares of common stock held by Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and 227,718 shares held by Mr. Stockman’s spouse Lisa Stockman. Mr. Stockman, along with Jennifer Rainin, are co-trustees of the Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and have voting and dispositive power with respect to these shares. Mr. Stockman disclaims beneficial ownership except to the extent of his pecuniary interest therein. Includes options to purchase 900,000 shares that are immediately exercisable.

(11)            Includes options to purchase 440,925 shares that are immediately exercisable.

(12)            Includes options to purchase 212,500 shares that are immediately exercisable.

(13)            Includes options to purchase 292,500 shares that are immediately exercisable.

(14)            Includes 5,000 shares held by the Schultz Family Trust.  Also includes options to purchase 729,500 shares that are immediately exercisable.

(15)            Includes 3,606,002 shares of common stock held by Domain Partners V, L.P., 85,186 shares of common stock held by DP V Associates, L.P., and options to purchase 90,000 shares that are immediately exercisable. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V. Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Mr. Dovey disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(16)            Includes 21,432 shares held by Stratford Gem Pty Ltd., as trustee for the Anne J. Keating Super Fund. Ms. Keating is the beneficial owner and has voting and dispositive power with respect to these shares.

(17)            Includes options to purchase 105,000 shares that are immediately exercisable.

(18)            Includes 65,000 shares held by two superannuation funds established by Mr. Thomas. Mr. Thomas is the beneficial owner and has voting and dispositive power with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all required reports were timely filed during 2014.

RELATED PARTY TRANSACTIONS

Policy for Approval of Related Party Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the audit committee has the authority to ratify a related party transaction at the next audit committee meeting. For purposes of our audit committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the Chair of the audit committee in respect of any transaction in which the expected amount is less than $250,000. No related party transaction may be entered into prior to the completion of these procedures.

The audit committee or its Chair, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the Chair determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the audit committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the audit committee will be required to provide all material information concerning the related party transaction to the audit committee.

Certain transactions with related parties will be subject to stockholder approval in accordance with ASX Listing Rules, including but not limited to, any issuances of securities to related parties.

Related Person Transactions

During our fiscal year ending December 31, 2014, there were no transactions, or currently proposed transactions, in which we were or are to be a participant involving an amount exceeding $120,000, and in which any related person had or will have a direct or indirect material interest, other than the compensation arrangements with directors and executive officers, which are described under the “Executive Compensation” section.

ADDITIONAL INFORMATION

Stockholder Proposals for 2016 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2016 Annual Meeting must do so by sending such proposal to our Corporate Secretary at REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2016 Annual Meeting is December 31, 2015 (U.S. Pacific Standard Time). Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2016 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 31, 2015 (U.S. Pacific Standard Time), and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our amended and restated bylaws. Any stockholder proposal received after December 31, 2015 (U.S. Pacific Standard Time) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our amended and restated bylaws.

Our amended and restated bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days no more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2016 Annual Meeting, such a proposal must be received by the Company on or after January 28, 2016 (U.S. Pacific Standard Time) but no later than February 27, 2016 (U.S. Pacific Standard Time). If the date of the 2016 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2015 Annual Meeting, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Householding of Annual Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which our stockholders who share an address will receive a single copy of the Annual Report and Proxy Statement, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another stockholder and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to:  REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Attention:  Investor Relations; by calling, (858) 966-3045; or, by e-mailing to IR@revamedical.com. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at www.envisionreports.com/RVA.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors,

/s/ Katrina L. Thompson

Katrina L. Thompson
Chief Financial Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the ASX and the SEC, including Forms 10-K, 10-Q, and 8-K. These materials can be found in the “Investors” section under “ASX Announcements” and “SEC Filings” of our website at www.revamedical.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

REVA Medical, Inc.

5751 Copley Drive

San Diego, California  92111

U.S.A.

Admission Ticket IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions REVA Medical, Inc. You can vote by Internet or telephone! Annual General Meeting of Stockholders Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR Proxies submitted by the Internet or telephone must be received by 1:30 a.m., Central Time, on May 26, 2015. VOTE BY INTERNET Insert computer pic Log on to the Internet and to go www.envisionreports.com/RVA Follow the steps outlined on the secured website. VOTE BY TELEPHONE Insert phone pic Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions in the recorded message. Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card [Control Number] IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board Recommends a vote FOR all nominees and FOR Proposals 3 through 13 and Proposal 15. 1. To elect the three Class II directors named in the Proxy Statement to hold office for a term of three years: FOR WITHHOLD 01 — R. Scott Huennekens 02 — Gordon E. Nye 03 — Robert B. Thomas 2. To elect the Class III director named in the Proxy Statement to hold office for a term of one year: FOR WITHHOLD 04 — Dr. Ross A. Breckenridge FOR AGAINST ABSTAIN 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 4. For the purposes of ASX Listing Rule 10.14, to approve the grant of 30,000 options to Dr. Ross A. Breckenridge on the terms and conditions set forth in the Proxy Statement 5. For the purposes of ASX Listing Rule 10.14, to approve the grant of 30,000 options to R. Scott Huennekens on the terms and conditions set forth in the Proxy Statement 6. For the purposes of ASX Listing Rule 10.14, to approve the award of 15,000 restricted stock units to Dr. Ross A. Breckenridge on the terms and conditions set forth in the Proxy Statement 7. For the purposes of ASX Listing Rule 10.14, to approve the award of 15,000 restricted stock units to Brian H. Dovey on the terms and conditions set forth in the Proxy Statement; 8. For the purposes of ASX Listing Rule 10.14, to approve the award of 15,000 restricted stock units to R. Scott Huennekens on the terms and conditions set forth in the Proxy Statement;

FOR AGAINST ABSTAIN 9. For the purposes of ASX Listing Rule 10.14, to approve the award of 15,000 restricted stock units to Anne J. Keating on the terms and conditions set forth in the Proxy Statement 10. For the purposes of ASX Listing Rule 10.14, to approve the award of 35,000 restricted stock units to Gordon E. Nye on the terms and conditions set forth in the Proxy Statement 11. For the purposes of ASX Listing Rule 10.14, to approve the award of 15,000 restricted stock units to Robert B. Thomas on the terms and conditions set forth in the Proxy Statement 12. For the purposes of ASX Listing Rule 10.14, to approve the grant of 70,000 options to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement 13. For the purposes of ASX Listing Rule 10.14, to approve the award of  restricted stock units to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement 14. For purposes of ASX Listing Rule 10.17, to approve the increase in the total aggregate annual directors’ fees payable to all non-executive directors of the Company to US$300,000 15. To approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2014, as set forth in the Proxy Statement B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Other Matters Robert B. Stockman and/or Katrina L. Thompson, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of REVA Medical, Inc. to be held on Thursday, 28 May 2015 Australian Eastern Standard Time, or at any postponement or adjournment thereof. If Robert B. Stockman or Katrina L. Thompson is appointed as your proxy, or may be appointed by default, and you do not wish to direct your proxy how to vote as your proxy in respect of a resolution, please place a mark in the box. By marking this box you acknowledge that Robert B. Stockman or Katrina L. Thompson may exercise your proxy even if he or she has an interest in the outcome of Proposals 3 through 15 and that votes cast by Robert B. Stockman or Katrina L. Thompson for those resolutions other than as a proxy holder will be disregarded because of that interest. If you do not mark this box, and you have not directed your proxy how to vote, Robert B. Stockman or Katrina L. Thompson will not cast you votes on Proposals 3 through 15 and your votes will not be counted in calculating the required majority if a poll is called on such Proposals. C Non-Voting Items Change of Address — Please print new address. Comments NOTICE OF 2015 ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held 28 May 2015 (Australian Eastern Standard Time) May 27, 2015 (U.S. Pacific Daylight Time)